================================================================================

                                CREDIT AGREEMENT

================================================================================

                            Dated as of June 1, 2004

                                      among

                            GENESIS CRUDE OIL, L.P.,
                                as the Borrower,

                              GENESIS ENERGY, INC.,
                                  as Guarantor,

                              GENESIS ENERGY, L.P.,
                                  as Guarantor,

                              FLEET NATIONAL BANK,
                           as Administrative Agent and
                                   L/C Issuer,

================================================================================

                                    US BANK,

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                              as Syndication Agent,

                                 GUARANTY BANK,
                             as Documentation Agent,

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                                       and

================================================================================

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

                           TABLE OF CONTENTS

       Section                                                              Page
       -------                                                              ----

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS....................................1
         1.01     Defined Terms................................................1
         1.02     Other Interpretive Provisions...............................28
         1.03     Accounting Terms............................................29
         1.04     Rounding....................................................29
         1.05     Times of Day................................................30
         1.06     Letter of Credit Amounts....................................30

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS.............................30
         2.01     Loans.......................................................30
         2.02     Borrowings, Conversions and Continuations of Loans..........31
         2.03     Letters of Credit...........................................32
         2.04     Prepayments.................................................41
         2.05     Termination or Reduction of Commitments.....................42
         2.06     Repayment of Loans..........................................43
         2.07     Interest....................................................43
         2.08     Fees........................................................44
         2.09     Computation of Interest and Fees............................44
         2.10     Evidence of Debt............................................45
         2.11     Payments Generally; Administrative Agent's Clawback.........45
         2.12     Sharing of Payments by Lenders..............................47
         2.13     Borrowing Base Reporting....................................48

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY...........................48
         3.01     Taxes.......................................................48
         3.02     Illegality..................................................50
         3.03     Inability to Determine Rates................................50
         3.04     Increased Costs; Capital Adequacy; Reserves
                  on Eurodollar Rate Loans....................................51
         3.05     Compensation for Losses.....................................52
         3.06     Mitigation Obligations; Replacement of Lenders..............53
         3.07     Survival....................................................53

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.........................53
         4.01     Conditions of Initial Credit Extension......................53
         4.02     Conditions to all Credit Extensions.........................56

ARTICLE V. REPRESENTATIONS AND WARRANTIES.....................................57
         5.01     No Default..................................................57
         5.02     Organization and Good Standing..............................57
         5.03     Authorization...............................................57
         5.04     No Conflicts or Consents....................................58
         5.05     Enforceable Obligations.....................................58
         5.06     Initial Financial Statements................................58
         5.07     Other Obligations and Restrictions..........................58

         5.08     Full Disclosure.............................................58
         5.09     Litigation..................................................59
         5.10     Labor Disputes and Acts of God..............................59
         5.11     Pension Plans and Liabilities...............................59
         5.12     Compliance with Laws........................................59
         5.13     Environmental Laws..........................................60
         5.14     Names and Places of Business................................62
         5.15     Borrower's Subsidiaries.....................................62
         5.16     Title to Properties; Licenses...............................62
         5.17     Government Regulation.......................................62
         5.18     Insider.....................................................63
         5.19     Solvency....................................................63
         5.20     Credit Arrangements.........................................63
         5.21     Real Property...............................................63
         5.22     Insurance...................................................63

ARTICLE VI. AFFIRMATIVE COVENANTS.............................................64
         6.01     Payment and Performance.....................................64
         6.02     Books, Financial Statements and Reports.....................64
         6.03     Other Information and Inspections...........................67
         6.04     Notice of Material Events and Change of Address.............67
         6.05     Maintenance of Properties...................................68
         6.06     Preservation of Existence, Etc..............................68
         6.07     Payment of Trade Liabilities, Taxes, Etc....................68
         6.08     Insurance...................................................68
         6.09     Performance on Borrower's Behalf............................69
         6.10     Interest....................................................69
         6.11     Compliance with Agreements and Law..........................69
         6.12     Environmental Matters; Environmental Reviews................69
         6.13     Evidence of Compliance......................................70
         6.14     Agreement to Deliver Security Documents.....................70
         6.15     Perfection and Protection of Security Interests and Liens...70
         6.16     Bank Accounts; Offset.......................................70
         6.17     Guarantees of Subsidiaries..................................71
         6.18     Compliance with Agreements..................................71
         6.19     Rents.......................................................71
         6.20     Operating Practices.........................................72
         6.21     Collateral Account..........................................72
         6.22     Use of Proceeds.............................................72

ARTICLE VII. NEGATIVE COVENANTS...............................................73
         7.01     Indebtedness................................................73
         7.02     Limitation on Liens.........................................73
         7.03     Swap Contracts..............................................75
         7.04     Limitation on Mergers, Issuances of Securities..............75
         7.05     Limitation on Sales of Property.............................76
         7.06     Limitation on Dividends and Redemptions.....................77
         7.07     Limitation on Investments and New Businesses................78

         7.08     Limitation on Credit Extensions.............................78
         7.09     Transactions with Affiliates................................78
         7.10     Prohibited Contracts........................................78
         7.11     Current Ratio...............................................79
         7.12     Leverage Ratio..............................................79
         7.13     Cash Flow Coverage Ratio....................................79
         7.14     Funded Indebtedness to Capitalization Ratio.................79
         7.15     Minimum EBITDA..............................................79
         7.16     Open Position; Certain Permitted Financial Instruments;
                  NYMEX Transactions..........................................79
         7.17     Redelivery of Borrowing Base Report.........................81
         7.18     Deposit Accounts............................................81

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES..................................81
         8.01     Events of Default...........................................81
         8.02     Remedies Upon Event of Default..............................84
         8.03     Application of Funds........................................84
ARTICLE IX. ADMINISTRATIVE AGENT..............................................85
         9.01     Appointment and Authority...................................85
         9.02     Rights as a Lender..........................................86
         9.03     Exculpatory Provisions......................................86
         9.04     Reliance by Administrative Agent............................87
         9.05     Delegation of Duties........................................87
         9.06     Resignation of Administrative Agent.........................87
         9.07     Non-Reliance on Administrative Agent and Other Lenders......88
         9.08     No Other Duties, Etc........................................88
         9.09     Administrative Agent May File Proofs of Claim...............88
         9.10     Collateral and Guaranty Matters.............................89

ARTICLE X. MISCELLANEOUS......................................................89
         10.01    Amendments, Etc.............................................89
         10.02    Notices; Effectiveness; Electronic Communication............91
         10.03    No Waiver; Cumulative Remedies..............................92
         10.04    Expenses; Indemnity; Damage Waiver..........................93
         10.05    Payments Set Aside..........................................94
         10.06    Successors and Assigns......................................95
         10.07    Treatment of Certain Information; Confidentiality...........98
         10.08    Right of Setoff.............................................99
         10.09    Interest Rate Limitation....................................99
         10.10    Counterparts; Integration; Effectiveness....................99
         10.11    Survival of Representations and Warranties.................100
         10.12    Severability...............................................100
         10.13    Replacement of Lenders.....................................100
         10.14    Governing Law; Jurisdiction; Etc...........................101
         10.15    Waiver of Jury Trial.......................................102
         10.16    USA PATRIOT Act Notice.....................................103
         10.17    Time of the Essence........................................103

         10.18    ENTIRE AGREEMENT...........................................103
         10.19    Special Provisions.........................................103

SIGNATURES...................................................................S-1

SCHEDULES

         2.01     Commitments and Pro Rata Shares
         2.13     Borrowing Base Procedures
         3        Security Schedule
         5.04     Conflicts or Consents
         5.05     Enforceable Obligations
         5.06     Material Adverse Changes since the Quarterly Initial
                  Financial Statements
         5.07     Other Obligations and Restrictions
         5.08     Known Undisclosed Facts
         5.10     Labor Disputes and Acts of God
         5.11     ERISA Plans
         5.12     Compliance with Laws
         5.13     Environmental Laws
         5.14     Names and Places of Business
         5.15     Subsidiaries
         5.20     Credit Arrangements
         5.21     Real Property
         6.08     Insurance Summary - Property and Casualty
         7.02     Liens
         7.07     Investments
         7.10     Prohibited Contracts
         7.16     Certain Permitted Financial Instruments
         10.02    Administrative Agent's Office; Certain Addresses for Notices


EXHIBITS

         Form of

         A        Loan Notice
         B-1      Acquisition Facility Note
         B-2      Working Capital Note
         C        Irrevocable Standby Letter of Credit
         D        Compliance Certificate
         E        Assignment and Assumption
         F        Guaranty
         G        Borrowing Base Report
         H        Opinion Matters
         I        Environmental Compliance Certificate
         J        Solvency Certificate
         K        Lender Addendum

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of June 1, 2004, among GENESIS CRUDE OIL, L.P. ("Borrower"), a Delaware limited partnership, GENESIS ENERGY, INC. ("General Partner"), a Delaware corporation, GENESIS ENERGY, L.P. ("Genesis Energy, L.P."), a Delaware limited partnership, FLEET NATIONAL BANK, as administrative agent and letter of credit issuer (in such capacities, "Administrative Agent" and "L/C Issuer", respectively), US BANK, as syndication agent, GUARANTY BANK, as documentation agent, each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANC OF AMERICA SECURITIES LLC, as exclusive arranger (in such capacity, "Arranger").

         The Borrower has requested that the Lenders provide revolving credit facilities, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acceptable Issuer" means any national or state bank or trust company which is organized under the laws of the United States of America or any state thereof or any branch licensed to operate under the laws of the United States of America or any state thereof, which is a branch of a bank organized under any country which is a member of the Organization for Economic Cooperation and Development, in each case which has capital, surplus and undivided profits of at least $500,000,000 and whose commercial paper is rated at least P-1 by Moody's or A-1 by S&P.

         "Account" shall have the meaning given that term in the New York Uniform Commercial Code, as in effect.

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account. For purposes of the determination of Eligible Accounts, Account Debtors that are Affiliates of each other shall be treated as a single Account Debtor unless otherwise consented to by Administrative Agent.

         "Acquisition Facility Borrowing" means a borrowing or continuation or conversion of loans consisting of simultaneous Acquisition Facility Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01(b).

         "Acquisition Facility Commitment" means, as to each Lender, its obligation to make Acquisition Facility Loans to the Borrower pursuant to
Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth as its "Acquisition

Facility Commitment" opposite such Lender's name on Section 2.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Acquisition Facility Lenders" means any Lender who maintains an Acquisition Facility Commitment or has outstanding Acquisition Facility Loans.

         "Acquisition Facility Loans" shall have the meaning set forth in
Section 2.01(b).

         "Acquisition Facility Note" means a promissory note made by Borrower in favor of a Lender evidencing Acquisition Facility Loans made by such Lender, substantially in the form of Exhibit B-1.

         "Acquisition Facility Percentage" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Acquisition Facility Commitments represented by such Lender's Acquisition Facility Commitment at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Acquisition Facility Commitments have expired, then the Acquisition Facility Percentage of each Lender shall be determined based on the Acquisition Facility Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Acquisition Facility Percentage of each Lender is set forth as its "Acquisition Facility Percentage" opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Addendum" means an instrument, substantially in the form of Exhibit K, by which a Lender becomes a party to this Agreement as of the Closing Date.

         "Administrative Agent" means Fleet National Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Aggregate Acquisition Facility Commitments" means the Acquisition Facility Commitments of all the Lenders, in an amount not to exceed $50,000,000.

         "Aggregate Commitments" means, subject to Section 2.05, the Commitments of all the Lenders in an amount not to exceed $100,000,000.

         "Aggregate Working Capital Commitments" means the Working Capital Commitments of all the Lenders, in an amount not to exceed $50,000,000.

         "Agreement" means this Credit Agreement.

         "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitments at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on Outstanding Amount of Loans and L/C Obligations (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition).

         "Applicable Rate" means, (i) with respect to Working Capital Commitments, Working Capital Loans and Letters of Credit, from time to time on any day, the following percentages per annum, based upon ratio of the Outstanding Working Capital Amount at the close of business on such day to the Borrowing Base in effect on such day:


 Ratio of Outstanding       Working       Working Capital
Working Capital Amount      Capital        Eurodollar Rate    Working Capital
   to Borrowing Base     Commitment Fee  -----------------       Base Rate
                                         Letters of Credit
---------------------    --------------  -----------------    ---------------
 Less than .50 to 1.0        0.375%            1.75%               0.25%

 Greater than or equal
  .5 to 1.0 but less         0.50%             2.25%               0.75%
    than .75 to 1.0

 Greater than or equal       0.50%             2.75%               1.25%
     to .75 to 1.0


and (ii) with respect to Acquisition Facility Commitments and Acquisition Facility Loans, means a per annum rate equal to:

(a) with respect to Base Rate Loans, 1.50%;

(b) with respect to Eurodollar Rate Loans 3.00%; and

(c) with respect to the commitment fee, 0.50%.

         "Approved Eligible Receivables" means each Eligible Receivable (other than Eligible Exchange Balances) (a) from a Person whose Debt Rating is either at least Baa3 by Moody's or at least BBB- by S&P; (b) fully and unconditionally Guaranteed as to payment by a Person whose Debt Rating is either at least Baa3 by Moody's or at least BBB- by S&P; (c) from any other Person Currently Approved by Required Lenders; or (d) fully covered by a letter of credit from an Acceptable Issuer.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of all Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Fleet National Bank as its "prime rate." The "prime rate" is a rate set by Fleet National Bank based upon various factors including Fleet National Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Fleet National Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

       "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

       "Borrower" shall have the meaning set forth in the introductory paragraph hereto.

       "Borrowing" means a Working Capital Borrowing or an Acquisition Facility Borrowing.

       "Borrowing Base" means the lesser of (i) the Working Capital Commitment or (ii) the remainder of (a) minus (b) below as of the date of determination (without duplication):

(a)    the sum of the following as of the date of determination:

     (i)    100% of Eligible Cash Equivalents; plus

     (ii)   90% of Approved Eligible Receivables; plus

     (iii) the lesser of (A) 85% of Other Eligible Receivables or (B)one-third of the sum of the amounts of clauses (a)(i) plus (a)(ii) ; plus

     (iv)   85% of Eligible Margin Deposits; plus

     (v) 95% of Hedged Eligible Inventory plus 100% of Other Eligible Inventory Value; plus

     (vi)   80% of Eligible Exchange Balances; plus

     (vii)  100% of all Paid but Unexpired Letters of Credit

MINUS (b) the following as of the date of determination:

     (i)    100% of First Purchase Crude Payables; plus

     (ii)   100% of Other Priority Claims; plus

     (iii)  The Estimate Adjustment Amount as provided in Schedule 2.13.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus
(b) the aggregate principal amount of all Indebtedness (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Cash Collateralize" shall have the meaning set forth in Section
2.03(g).

         "Cash Equivalents" means Investments in:

(a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally Guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b) demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long-term certificates of deposit are rated at least Aa3 by Moody's or AA- by S&P;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with (i) any Lender or (ii) any other commercial bank meeting the specifications of subsection (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S&P; and

(e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through
         (d) above.

         "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         "Change of Control" means the occurrence of any of the following events: (i) any Person or group of Persons acting in concert as a partnership or other group (a "Group of Persons"), other than General Partner shall be the legal or beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 25% or more of the combined voting power of the then total partnership interests (including all securities which are convertible into partnership interests) of Genesis Energy, L.P., or (ii) Genesis Energy, L.P. shall cease to be the sole legal and beneficial owner (as defined above) of at least ninety percent (90%) of the limited partnership interests of Borrower (including all securities which are convertible into limited partner interests), (iii) or the General Partner shall cease to be the sole general partner of Genesis Energy, L.P. or (iv) Denbury Resources Inc. shall own, in the aggregate based on its direct ownership and its indirect ownership through wholly-owned Subsidiaries, less than 100% of the voting power and Equity Interests in the General Partner.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations.

         "Collateral Account" shall have the meaning set forth in Section 6.21.

         "Commitment" means, as to each Lender and as applicable, its Acquisition Facility Commitment and/or its Working Capital Commitment.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Consolidated EBITDA" means, for any period, the sum of (1) the Consolidated Net Income of Genesis Energy, L.P. and its Consolidated Subsidiaries during such period, plus (2) all Interest Expense which was deducted in determining such Consolidated Net Income for such period, plus (3) all income taxes (including any franchise taxes to the extent based upon net income) which were deducted in determining such Consolidated Net Income, plus
(4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income.

         "Consolidated Funded Indebtedness" means as of any date, the sum of the following (without duplication): (i) all Indebtedness which is classified as "long-term indebtedness" on a Consolidated balance sheet of Genesis Energy, L.P. and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as "long-term indebtedness" at the creation thereof, (ii) indebtedness for borrowed money of Genesis Energy, L.P. and its Consolidated Subsidiaries outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, and (iii) Indebtedness in respect of Capital Leases of Genesis Energy, L.P. and its Consolidated Subsidiaries.

         "Consolidated Net Income" means, for any period, Genesis Energy, L.P.'s and its Consolidated Subsidiaries' gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Genesis Energy, L.P.'s and its Subsidiaries' expenses and other proper charges against income (including taxes on income to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests (other than the minority interest in Borrower held by the General Partner) and excluding (i) the net earnings of any Person other than a Subsidiary in which Genesis Energy, L.P. or any of its Subsidiaries has an ownership interest and (ii) any income or deduction arising from stock appreciation rights that are granted but not vested. Consolidated Net Income shall not include (i) any gain or loss from the sale of assets, (ii) any extraordinary gains or losses or (it being understood that the following shall be considered "extraordinary losses" for purposes of this clause (ii): (A) up to $3,000,000 of any penalty or other payments assessed by any Governmental Authority in connection with the

Pipeline Release during the first or second Fiscal Quarter of 2003 and (B) up to $1,300,000 of any Texas System/Houma Expenses (as defined in that certain
Consent  relating to the  Existing  Credit  Agreement  dated  February  12, 2004 between Borrower, Genesis Energy, Inc., Genesis Energy, L.P., and the administrative agent and lenders signatory thereto) or (iii) any non-cash gains or losses resulting from mark to market activity as a result of the implementation of SFAS 133.

         "Consolidated Net Worth" means the remainder of all Consolidated assets, as determined in accordance with GAAP, of Genesis Energy, L.P. and its Subsidiaries minus the sum of (a) Genesis Energy, L.P.'s Consolidated liabilities, as determined in accordance with GAAP, and (b) all outstanding Minority Interests (other than the minority interest in Borrower held by the General Partner). The effect of any increase or decrease in net worth in any period as a result of items of income or loss not reflected in the determination of net income but reflected in the determination of comprehensive income (to the extent provided under GAAP as in effect on the date hereof) shall be excluded in determining Consolidated Net Worth. "Minority Interests" means the book value of any Equity Interests in any of Genesis Energy, L.P.'s Subsidiaries which Equity Interests are owned by a Person other than Genesis Energy, L.P. or a Wholly Owned Subsidiary of Genesis Energy, L.P.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Current Trading Month" shall have the meaning set forth in Section
7.16.

         "Currently Approved by Required Lenders" means such Person (including a limit on the maximum credit exposure to any such Person), storage location, pipeline, form of Letter of Credit or other matter as the case may be, as reflected in the most recent written notice given by Administrative Agent to Borrower as being approved by Required Lenders. Each such written notice will supersede and revoke each prior notice.

         "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of a Person's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the less favorable of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level better than the less favorable of such Debt Ratings shall apply.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
(ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within three Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Eligible Cash Equivalents" means Cash Equivalents in which Borrower has lawful and absolute title, which are free from any express or implied at law Lien, trust or other beneficial interest, in which Administrative Agent holds a fully perfected first-priority security interest prior to the rights of, and enforceable as such against, any other Persons pursuant to an account agreement satisfactory to Administrative Agent and which remain under the sole dominion and control of Administrative Agent.

         "Eligible Exchange Balances" means each Approved Eligible Receivable (including for this purpose only either the right to receive Petroleum Inventory in kind or to receive money) arising from the trading, lending, borrowing or exchange of Petroleum Inventory, net of any netted obligations or other offsets or counterclaims determined in accordance with prices set forth in the applicable exchange contracts, based on current value at the Market Price, in which Borrower has lawful and absolute title, which is not subject to any Lien in favor of any Person (other than Permitted Inventory Liens), and which is subject to a fully perfected first-priority security interest (subject only to Permitted Inventory Liens) in favor of Administrative Agent pursuant to the Loan Documents prior to the rights of, and enforceable as such against, any other Persons minus without duplication the amount of any Permitted Inventory Lien on any Petroleum Inventory receivable in kind.

         "Eligible Inventory" means inventories of Petroleum Inventory in which Borrower has lawful and absolute title (specifically excluding, however, tank bottoms), which are not subject to any Lien in favor of any Person (other than Permitted Inventory Liens), which are subject to a fully perfected first priority security interest (subject only to Permitted Inventory Liens) in favor of Administrative Agent pursuant to the Loan Documents prior to the rights of, and enforceable as such against, any other Person, which are otherwise satisfactory to Required Lenders in their reasonable business judgment and which are located in storage locations (including pipelines) which are either (a) owned by a Loan Party or (b) Currently Approved by Required Lenders minus without duplication the amount of any Permitted Inventory Lien on any such inventory. Eligible Inventory shall specifically exclude inventory to be delivered in the current or next succeeding trading month.

         "Eligible Margin Deposit" means net equity value of investments by Borrower in margin deposit accounts with commodities brokers on nationally recognized exchanges subject to a perfected security interest in favor of Administrative Agent and a three-party agreement among Borrower, Administrative Agent and the depository institution, in form and substance satisfactory to Administrative Agent.

         "Eligible Receivables" means, at the time of any determination thereof (and without duplication), each Account and, with respect to each determination made on or after the 20th day of each calendar month and prior to the first day of the next calendar month, each amount which will be, in the good faith estimate reasonably determined by Borrower, an Account of the Borrower with respect to sales and deliveries of Petroleum Inventory during such calendar month or sales and deliveries of Petroleum Inventory during the next calendar month under firm written purchase and sale agreements, in either event as to which the following requirements have been fulfilled (or as to future Accounts, will be fulfilled as of the date of such sales and deliveries of Petroleum Inventory), to the reasonable satisfaction of Administrative Agent:

(i)      Borrower has lawful and absolute title to such Account;

(ii) such Account is a valid, legally enforceable obligation of an Account Debtor payable in Dollars, arising from the sale and delivery of Petroleum Inventory to such Person in the United States of America in the ordinary course of business of Borrower, to the extent of the volumes of Petroleum Inventory delivered to such Person prior to the date of determination;

(iii) there has been excluded from such Account (A) any portion that is subject to any dispute, rejection, loss, non-conformance, counterclaim or other claim or defense on the part of any Account Debtor or to any claim on the part of any Account Debtor denying liability under such Account, and (B) the amount of any account payable or other liability owed by Borrower to the Account Debtor on such Account, whether or not a specific netting agreement may exist, excluding, however, any portion of any such account payable or other liability which is at the time in question covered by a Letter of Credit;

(iv) Borrower has the full and unqualified right to assign and grant a security interest in such Account to Administrative Agent as security for the Obligation;

(v) such Account (A) is evidenced by an invoice rendered to the Account Debtor, or (B) represents the uninvoiced amount in respect of volumes of Petroleum Inventory scheduled to be delivered by Borrower in the current or next-following calendar month, is governed by a purchase and sale agreement, exchange agreement or other written agreement, and in either event such Account is not evidenced by any promissory note or other instrument;

(vi) such Account is not subject to any Lien in favor of any Person and is subject to a fully perfected first priority security interest in favor of Administrative Agent pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person except for a Lien in respect of First Purchase Crude Payables;

(vii) such Account is due not more than 30 days following the last day of the calendar month in which the Petroleum Inventory delivery occurred and is not more than 30 days past due (except that Accounts of a single Account Debtor in excess of $250,000 which are not Approved Eligible Receivables shall be excluded from Eligible Receivables if not paid on or before the third Business Day after the due date);

(viii) such Account is not payable by an Account Debtor with more than ten percent (10%) of its Accounts to Borrower that are outstanding more than 30 days from the invoice date;

(ix) the Account Debtor in respect of such Account (A) is located, is conducting significant business or has significant assets in the United States of America or is a Person Currently Approved by Required Lenders, (B) is not an Affiliate of Borrower, and (C) is not the subject of any event of the type described in Section 8.1(i);

(x) the Account Debtor in respect of such Account is not a governmental authority, domestic or foreign;

(xi) such Account is not the obligation of an Account Debtor that Administrative Agent or Required Lenders determine in good faith that there is a legitimate concern over the timing or collection of such receivable; and

(xii) there is excluded, in the determination of Eligible Receivables, the portion of aggregate Accounts with respect to any Account Debtor that exceed the percentage designated by Administrative Agent from time to time of the total Eligible Receivables Accounts.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         "Equity/Senior Debt Proceeds" means cash proceeds received by any Loan Party in respect of (a) Indebtedness for borrowed money other than (i) the Obligations, (ii) Subordinated Indebtedness, (iii) Indebtedness to another Loan Party, (iv) Lender Hedging Obligations or (v) Indebtedness described in Section 7.01(e) or (f) or (b) any contribution to its equity capital whether or not occurring in connection with the issuance or sale of Equity Interests by such Loan Party other than equity capital received from another Loan Party, in each case net of underwriters' or purchasers' discounts and commissions, legal, accountancy, registration, or printing fees and expenses and other fees and expenses incurred in connection therewith to be paid or reimbursed by the issuer and net of any taxes, if any, paid or payable as a result thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Fleet National Bank and with a term equivalent to such Interest Period would be offered by Fleet National Bank's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" shall have the meaning set forth in Section 8.01.

         "Excess Sale Proceeds" shall have the meaning set forth in Section 7.05(d).

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction

(or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

         "Existing Credit Agreement" means that certain Credit Agreement dated as of March 14, 2003 by and between Genesis Crude Oil, L.P., as Borrower and Fleet National Bank, as Administrative Agent, and certain financial institutions, as Lenders.

         "Exiting Lenders" shall have the meaning set forth in Section 4.01(a)(xvii).

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Fleet National Bank on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated April 21, 2004, among the Borrower, the Administrative Agent and the Arranger.

         "First Purchase Crude Payables" means the unpaid amount of any payable obligation related to the purchase of Petroleum Inventory by Borrower which Administrative Agent determines will be secured by a statutory Lien, including but not limited to the statutory Liens, if any, created under the Laws of Texas, New Mexico, Wyoming, Kansas, Oklahoma or any other state to the extent such payable obligation is not at the time in question covered by a Letter of Credit.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Floating Price Contract" shall have the meaning set forth in Section 7.16.

         "Foreign Lender" means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "General Obligation L/C Sublimit" means an amount equal to $3,000,000. The General Obligation L/C Sublimit is part of, and not in addition to, the Aggregate Working Capital Commitments.

         "General Partner" means Genesis Energy, Inc., a Delaware corporation.

         "Genesis Energy, L.P." means Genesis Energy, L.P., a Delaware limited partnership.

         "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantors" means Genesis Energy, Inc., Genesis Energy, L.P., Genesis Pipeline USA, L.P., and Genesis Pipeline Texas, L.P., any Subsidiary of Genesis Energy, L.P. which now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 6.17, and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor.

         "Guaranty" means collectively, the Guarantees made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedged Eligible Inventory" means Eligible Inventory with respect to which the price risk has been:

(a)               hedged for delivery within the next 190 days by either

(i) a contract on the NYMEX arranged through brokers approved by Administrative Agent and with whom a three-party agreement among Borrower, Administrative Agent and such broker has been entered in form and substance satisfactory to Administrative Agent or

(ii) a contract for a specified price for physical delivery of such inventory to a counterparty whose Account would qualify as an Approved Eligible Receivable or

(iii)             otherwise hedged in a manner satisfactory to Required Lenders.
                  The value of Hedged Eligible Inventory shall be the volume of the inventory times the prices fixed in such hedge, minus all storage, transportation and other applicable costs.

         "Indebtedness" of any Person means its Liabilities (without duplication) in any of the following categories:

(a)      Liabilities for borrowed money,

(b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

(c)      Liabilities evidenced by a bond, debenture, note or similar instrument,

(d) Liabilities (other than reserves for taxes and reserves for contingent obligations) which (i) would under GAAP be shown on such Person's balance sheet as a liability and (ii) are payable more than one year from the date of creation or incurrence thereof,

(e) Liabilities arising under Swap Contracts (on a net basis to the extent netting is provided for in the applicable Swap Contract),

(f)      Liabilities constituting principal under Capital Leases,

(g) Liabilities arising under conditional sales or other title retention agreements,

(h)      Liabilities owing under Guarantees,

(i) Liabilities consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements),

(j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

(k)      Liabilities with respect to banker's acceptances, or

(l) Liabilities with respect to obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred in the ordinary course of business by such Person on ordinary trade terms to vendors, suppliers or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days after the date the respective goods are delivered or the respective services are rendered, other than Liabilities contested in good faith by appropriate proceedings, if required, and for which adequate reserves are maintained on the books of such Person in accordance with GAAP.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitees" shall have the meaning set forth in Section 10.04(b).

         "Initial Financial Statements" means (i) the audited Consolidated financial statements of Genesis Energy, L.P. as of December 31, 2003, (ii) the audited Consolidated financial statements of Borrower as of December 31, 2003,
(iii) the unaudited Consolidated financial statements of Genesis Energy, L.P. as of December 31, 2003, (iv) the unaudited Consolidated financial statements of Borrower as of December 31, 2003 and (v) the unaudited pro forma Consolidated balance sheet of Borrower as of March 31, 2004 reflecting on a pro forma basis the transactions contemplated by this Agreement, in each case, including the notes thereto.

         "Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Genesis Energy, L.P. and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Genesis Energy, L.P. and its Subsidiaries in accordance with GAAP): (a) all interest and commitment fees in respect of Indebtedness of Genesis Energy, L.P. or any of its Subsidiaries (including imputed interest on Capital Lease Obligations) which are accrued during such period and whether expensed in such period or capitalized; plus (b) all fees, expenses and charges in respect of letters of credit issued for the account of Genesis Energy, L.P. or any of its Subsidiaries, which are accrued during such period and whether expensed in such period or capitalized.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)    no Interest Period shall extend beyond the Maturity Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Working Capital Percentage.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "L/C Issuer" means Fleet National Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lender" has the meaning specified in the introductory paragraph hereto.

         "Lender Hedging Obligations" means all obligations arising from time to time under Swap Contracts entered into from time to time between Borrower or any Guarantor and a counterparty that is a Lender or an Affiliate of a Lender; provided that (a) if such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Hedging Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, and (b) for any of the forgoing to be included within "Lender Hedging Obligations" hereunder, the applicable counterparty must have provided Administrative Agent written notice of the existence thereof and such transaction must not otherwise be prohibited under this Agreement.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is nine days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" shall have the meaning set forth in Section 2.03(i).

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan" means a Working Capital Loan or an Acquisition Facility Loan.

         "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranty, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Loan Parties" means, collectively, Genesis Energy, L.P., Genesis Energy, Inc., and each Subsidiary of Genesis Energy, L.P., including but not limited to Borrower and each Subsidiary of Borrower.

         "Maintenance Capital Expenditures" means, for any period, all amounts properly classified as capital expenditures under GAAP for maintenance of or repair or replacement of existing assets during such period or that are required to maintain existing operations.

         "Market Price" means on each day a spot price for the inventory of Petroleum Inventory being valued, determined by published prices and methodology approved by Administrative Agent from time to time, based on an index gravity and grade of Petroleum Inventory at a delivery point reflecting as nearly as practical the actual gravity, grade, and location of the Petroleum Inventory being valued, adjusted to reflect any differences in gravity and grade between the index Petroleum Inventory and the actual inventory and to reflect transportation costs or other appropriate location price differential from the actual location to the index location.

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Genesis Energy, L.P.'s Consolidated financial condition, (b) Genesis Energy, L.P.'s Consolidated operations, business, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Document.

         "Material Market Open Position Loss" means a cumulative amount of net losses resulting from Open Positions (other than Open Positions permitted under Section 7.16) of all Loan Parties on a mark to market basis during any period of 12 consecutive months in excess of $250,000.

         "Maturity Date" means June 1, 2008.

         "Maximum Rate" shall have the meaning set forth in Section 10.09.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Sale Proceeds" shall have the meaning set forth in Section
7.05(d).

         "Note" means an Acquisition Facility Note or a Working Capital Note.

         "NYMEX" means the New York Mercantile Exchange.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Offsetting Position" means any offsetting sale or purchase agreement, an offsetting NYMEX contract, an offsetting physical inventory position (excluding tank bottoms and pipeline linefill inventory classified as a long term asset and working inventory not held for resale), or an offsetting swap, collar or option contract, in each case eliminating price risk and substantially all basis risk.

         "Open Position" means (i) any physical Petroleum Inventory or (ii) any purchase or sale contract for Petroleum Inventory that does not have an Offsetting Position.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Eligible Inventory Value" means the following amount of Eligible Inventory, other than Hedged Eligible Inventory: (a) if the WTI Price is less than or equal to $30 per barrel, 80% of the product of the volume of such crude oil times the Market Price, or (b) if the WTI Price is greater than $30 per barrel the greater of (i) 70% of the product of the volume of such crude oil times the Market Price or (ii) 80% of the product of the volume of such crude oil times $30 per barrel; minus, in each case, all storage, transportation and other applicable costs. As used herein "WTI Price" means on each day the Platt's Average Spot Price for West Texas intermediate crude oil (Cushing, Oklahoma).

         "Other Eligible Receivable" means any Eligible Receivable which is not an Approved Eligible Receivable nor an Eligible Exchange Balance. The portions of the aggregate of the Other Eligible Receivables owed by any obligor and its Affiliates exceeding ten percent (10%) of the sum of (i) Approved Eligible Receivables plus (ii) Other Eligible Receivables, shall not be included without the prior written approval of the Required Lenders.

         "Other Priority Claims" means any account payable, obligation or liability which Administrative Agent has determined has or will have a Lien upon or claim against any Cash Equivalent, account or inventory of Borrower senior or equal in priority to the security interests in favor of Administrative Agent for the benefit of Lenders, in each case to the extent such Cash Equivalent, account or inventory of Borrower is otherwise included in the determination of the Borrowing Base and the included portion thereof has not already been reduced by such Lien or claim.

         "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Outstanding Amount" means (i) with respect to Acquisition Facility Loans or Working Capital Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Outstanding Working Capital Amount" means (i) with respect to Working Capital Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Paid but Unexpired Letters of Credit" means, on any day, the maximum drawing amount of Letters of Credit on such day where no underlying obligation exists on such day, or if the amount of the Letter of Credit exceeds the underlying obligation on such day, the amount of such excess. As used herein, "underlying obligation" includes without limitation, all existing and future obligations to the beneficiary of such Letter of Credit in respect of Petroleum Inventory purchased or received on or prior to such day or in respect of Petroleum Inventory Borrower is then obligated to purchase or receive or has then nominated to purchase or receive.

         "Participant" shall have the meaning set forth in Section 10.06(d).

         "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. dated July 31, 2002.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisitions" means (A) the acquisition of all of the capital stock or other equity interest in a Person (exclusive of general partner interests held by General Partner not in excess of a 1% economic interest and exclusive of director qualifying shares and other Equity Interests required to be held by an Affiliate to comply with a requirement of Law), including an acquisition through a merger or consolidation of such Person with or into a Loan Party or (B) any other acquisition of all or a portion of the business, assets or operations of a Person (whether in a single transaction or a series of related transactions); provided that (i) prior to and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing; (ii) all representations and warranties shall be true and correct as if restated immediately following the consummation of such acquisition; (iii) substantially all of such business, assets and operations so acquired, or of the Person so acquired, consists of marketing, gathering, transportation, storage, terminaling and pipeline operation of Petroleum Inventory or carbon dioxide; and
(iv) such acquisition is either (x) for a purchase price not to exceed $25,000,000 for any Denbury Carbon Dioxide Acquisition described in Schedule 1.1 or (y) for a purchase price not to exceed $15,000,000 for each other acquisition, or for a series of related acquisitions, from and after the date of this Agreement.

         "Permitted Inventory Liens" means any Lien, and the amount of any Liability secured thereby, on Petroleum Inventory which would be a Permitted Lien under Section 7.02(ii)(b) (so long as such Lien is inchoate) or Section 7.02(ii)(d).

         "Permitted Investments" means:

(i)      Cash Equivalents,
(ii)     Investments described in Schedule 7.07,

(iii) Investments by Genesis Energy, L.P. or any of its Subsidiaries in Borrower or any Wholly Owned Subsidiary of Genesis Energy, L.P. which is a Guarantor, and

(iv)     Permitted Acquisitions.

         "Permitted Lien" shall have the meaning set forth in Section 7.02.

         "Permitted Reinvestment" shall have the meaning set forth in Section 7.05(d).

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Petroleum Inventory" means crude oil, condensate, natural gas, refined products, natural gas liquids (N.L.'s), liquefied petroleum gases (LPG's) or any blend thereof.

         "Pipeline Release" means the spill of crude oil from the Genesis Pipeline USA, L.P. Mississippi System on December 20, 1999.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Register" shall have the meaning set forth in Section 10.06(c).

         "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "Rents" shall have the meaning set forth in Section 6.19.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66-2/3 of the Outstanding Amount of Loans and L/C Obligations (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Outstanding Amount of Loans and L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity

Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Person thereof).

         "Risk Management Policy" shall have the meaning set forth in Section 4.01(a)(xiii).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, Guarantees, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Loan Party to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Loan Party's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 3 hereto.

         "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordinated Indebtedness" means unsecured Indebtedness for borrowed money of Borrower that (i) does not mature or have scheduled payments prior to the latest maturity date of the Obligations, (ii) is subordinated to the Obligations and Lender Hedging Obligations on terms satisfactory to Required Lenders in their sole and absolute discretion, and (iii) has covenants and events of default that, taken as a whole, are not more burdensome to the Loan Parties than those contained in this Agreement.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, it being understood that for all purposes of this Agreement and the other Loan Documents, (i) Borrower is a Subsidiary of Genesis Energy, L.P. and General Partner and (ii) Genesis Energy, L.P. is a Subsidiary of General Partner. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" shall have the meaning set forth in Section 2.03(c)(i).

         "Unused Proceeds Amount" shall have the meaning set forth in Section 7.05(d).

         "Wholly Owned Subsidiary" means any Subsidiary of a Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more Subsidiaries) owned by such Person, excluding any general partner interests owned, directly or indirectly, by General Partner in any such Subsidiary that is a partnership, in each case such general partner interests not to exceed three percent (3%) of the aggregate ownership interests of any such partnership and directors' qualifying shares if applicable.

         "Working Capital Borrowing" means a borrowing or continuation or conversion of loans consisting of simultaneous Working Capital Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01(a).

         "Working Capital Commitment" means, as to each Lender, its obligation to (a) make Working Capital Loans to the Borrower pursuant to Section 2.01(a) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth as its "Working Capital Commitment" opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Working Capital Lenders" means any Lender who maintains a Working Capital Commitment or has outstanding Working Capital Loans.

         "Working Capital Loans" shall have the meaning set forth in Section 2.01(a).

         "Working Capital Note" means a promissory note made by the Borrower in favor of a Working Capital Lender evidencing Working Capital Loans made by such Working Capital Lender, substantially in the form of Exhibit B-2.

         "Working Capital Obligations" means all Liabilities from time to time owing by any Loan Party to any Working Capital Lender under or pursuant to any of the Working Capital Notes or the Loan Documents or under or pursuant to any Guaranty of such Liabilities, or under or pursuant to any Security Document which secures the payment and performance of such Liabilities. "Working Capital Obligation" means any part of the Working Capital Obligations.

         "Working Capital Percentage" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Working Capital Commitments represented by such Lender's Working Capital Commitment at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Working Capital Commitments have expired, then the Working Capital Percentage of each Lender shall be determined based on the Working Capital Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Working Capital Percentage of each Lender is set forth as its "Working Capital Percentage" opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan
Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include,""includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03     Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Initial Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Loans.

(a) Working Capital Loans. Subject to the terms and conditions set forth herein, each Working Capital Lender severally agrees to make loans (each such loan, a "Working Capital Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Working Capital Commitment; provided, however, that after giving effect to any Working Capital Borrowing, (i) the Outstanding Working Capital Amount shall not exceed the lesser of (A) the Aggregate Working Capital Commitments or (B) the Borrowing Base determined as of the date on which the requested Working Capital Loans are to be made,
         (ii) the aggregate Outstanding Amount of Working Capital Loans of any Lender, plus such Lender's Working Capital Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Working Capital Commitment and (iii) the Outstanding Amount of all Working Capital Loans shall not exceed $15,000,000. Within the limits of each Lender's Working Capital Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
         Section 2.01(a), prepay under Section 2.04, and reborrow under this
         Section 2.01(a). Working Capital Loans may be Base Rate Loans or Eurodollar Rate `Loans, as further provided herein.

(b) Acquisition Facility Loans. Subject to the terms and conditions set forth herein, each Acquisition Facility Lender severally agrees to make loans (each such loan, an "Acquisition Facility Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Acquisition Facility Commitment; provided, however, that after giving effect to any Acquisition Facility Borrowing, the Outstanding Amount of all Acquisition Facility Loans shall not exceed the Aggregate Acquisition Facility Commitments. Within the limits of each Lender's Acquisition Facility Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Acquisition Facility Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02     Borrowings, Conversions and Continuations of Loans.

     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) specify whether such Loans are Working Capital Loans or Acquisition Facility Loans. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Working Capital Lender of the amount of its Working Capital Percentage and each Acquisition Facility Lender of the amount of its Acquisition Facility Percentage, as the case may be, of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Fleet National Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Fleet National Bank's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Loans.

(f) No Borrowing, continuation or conversion of Loans may combine Working Capital Loans and Acquisition Facility Loans.

2.03     Letters of Credit.

(a)               The Letter of Credit Commitment.

     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Working Capital Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Working Capital Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after taking such Letter of Credit into account, (x) the Outstanding Working Capital Amount shall not exceed the lesser of (1) the Aggregate Working Capital Commitments or (2) the Borrowing Base determined as of the date on which the requested Working Capital Loans are to be made and (y) the aggregate Outstanding Amount of the Working Capital Loans of any Lender, plus such Lender's Working Capital Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Working Capital Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

     (ii) The L/C Issuer shall not issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date. The L/C Issuer shall not be under any obligation to issue any Letter of Credit, unless
(A) the expiration date of such Letter of Credit is prior to seventy (70) days after date of issuance and (B) such Letter of Credit is related to the purchase or exchange by Borrower of Petroleum Inventory, and (C) such Letter of Credit is in the Form of Exhibit C hereto or such other form, terms and purposes as shall be acceptable to Administrative Agent and L/C Issuer in their sole and absolute discretion, provided, however that Letters of Credit, not to exceed in the aggregate at any one time the General Obligation L/C Sublimit in such form and terms as shall be acceptable to Administrative Agent and L/C Issuer in their sole and absolute discretion, may expire up to 365 days after the date of issuance and may be used for general corporate purposes of Borrower or any of its Subsidiaries.

     (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

     (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

     (C) such Letter of Credit is to be denominated in a currency other than Dollars;

     (D)  such  Letter  of  Credit   contains  any   provisions   for  automatic
reinstatement of the stated amount after any drawing thereunder; or

     (E) a default of any Working  Capital  Lender's  obligations  to fund under
Section 2.03(c) exists or any Working Capital Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Working Capital Lender to eliminate the L/C Issuer's risk with respect to such Working Capital Lender.

     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

     (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (vi) The L/C Issuer shall act on behalf of the Working Capital Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in

Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)               Procedures for Issuance and Amendment of Letters of Credit.

     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Working Capital Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of

Credit in an amount equal to the product of such Working Capital Lender's Working Capital Percentage times the amount of such Letter of Credit.

     (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)               Drawings and Reimbursements; Funding of Participations.

     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Working Capital Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Working Capital Lender's Working Capital Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Working Capital Loans which are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Working Capital Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (ii) Each Working Capital Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Working Capital Percentage of the Unreimbursed Amount within three Business Days of the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii) , each Working Capital Lender that so makes funds available shall be deemed to have made a Working Capital Loan which is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Working Capital Loans which are Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Working Capital Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Working Capital Lender in satisfaction of its participation obligation under this Section 2.03.

     (iv) Until each Working Capital Lender funds its Working Capital Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Working Capital Lender's Working Capital Percentage of such amount shall be solely for the account of the L/C Issuer.

     (v) Each Working Capital Lender's obligation to make Working Capital Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Working Capital Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or
(C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Working Capital Lender's obligation to make Working Capital Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

     (vi) If any Working Capital Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Working Capital Lender pursuant to the foregoing provisions of this
Section 2.03(c) by the time specified in Section 2.03(c)(ii) , the L/C Issuer shall be entitled to recover from such Working Capital Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Working Capital Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)               Repayment of Participations.

     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Working Capital Lender such Working Capital
Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Working Capital Lender its Working Capital Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Working Capital Lender's L/C
Advance was outstanding) in the same funds as those received by the Administrative Agent.

     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Working Capital Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Working Capital Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date such payment is required to the date such amount is returned by such Working Capital Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Working Capital Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Working Capital Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Working Capital Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Working Capital Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. If, after the making of all mandatory prepayments required under Section 2.04, the outstanding L/C Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Working Capital Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Working Capital Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Working Capital Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Fleet National Bank.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender in accordance with its Working Capital Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable within fifteen (15) days after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit of the greater of (i) $150 or
(ii) one-eighth percent (0.125%) per annum computed on the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Administrative Agent's Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay fees to Administrative Agent as described in a letter agreement of even date herewith between Administrative Agent and Borrower.

     (l) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

2.04     Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof and any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof; or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify whether such notice relates to Working Capital Loans or Acquisition Facility Loans, specify the date and amount of such prepayment and the Type(s) of Loan to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt and the terms of each such notice and the amount of such Lender's Acquisition Facility Percentage or Working Capital Percentage, as applicable, of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Acquisition Facility Loans or Working Capital Loans, as applicable, in accordance with their respective Acquisition Facility Percentage or Working Capital Percentage, as applicable.

     (b) If for any reason the Outstanding Amount of all Acquisition Facility Loans at any time exceeds the Aggregate Acquisition Facility Commitments then in effect, Borrower shall within 1 Business Day following demand by the
Administrative Agent prepay the Acquisition Facility Loans in an aggregate amount equal to such excess.

     (c) If for any reason the Outstanding Working Capital Amount at any time exceeds the lesser of (i) the Aggregate Working Capital Commitments then in effect or (ii) the Borrowing Base then in effect (whether due to a reduction in the Borrowing Base in accordance with this Agreement, or otherwise), Borrower shall within 1 Business Day following demand by the Administrative Agent prepay the Working Capital Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this
Section 2.04(c) unless after the prepayment in full of the Working Capital Loans the Outstanding Amount of all L/C Obligations exceeds the lesser of the Aggregate Working Capital Commitments then in effect or the Borrowing Base then in effect.

     (d) Upon receipt of Net Sale Proceeds that are Excess Sale Proceeds, Borrower will immediately apply such Excess Sale Proceeds (i) first, to prepay a principal amount of the Outstanding Amount of Acquisition Facility Loans equal to the Excess Sale Proceeds and (ii) next, to the extent such Excess Sale Proceeds exceed the principal amount of the Acquisition Facility Loans, to repay the Working Capital Loans.

     (e) If at any time any Loan Party shall receive any Equity/Senior Debt Proceeds, Borrower will (i) first, prepay a principal amount of the Acquisition Facility Loans equal to the such Equity/Senior Debt Proceeds and (ii) next, to the extent such Equity/Senior Debt Proceeds exceed the principal amount of the Acquisition Facility Loans, prepay the Working Capital Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess. The foregoing shall not be construed to permit the incurrence of Indebtedness not otherwise permitted by Section 7.01.

2.05     Termination or Reduction of Commitments.

     (a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Acquisition Facility Commitments, or from time to time permanently reduce the Aggregate Acquisition Facility Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Acquisition Facility Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of all Acquisition Facility Loans would exceed the Aggregate Acquisition Facility Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Acquisition Facility Commitments. Any reduction of the Aggregate Acquisition Facility Commitments shall be applied to the Acquisition Facility Commitment of each Lender according to its Acquisition Facility Percentage. All fees accrued until the effective date of any termination of the Aggregate Acquisition Facility Commitments shall be paid on the effective date of such termination.

     (b) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Working Capital Commitments, or from time to time permanently reduce the Aggregate Working Capital Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Working Capital Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Working Capital Amount would exceed the Aggregate Working Capital Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Working Capital Commitments. Any reduction of the Aggregate Working Capital Commitments shall be applied to the Working Capital Commitment of each Lender according to its Working Capital Percentage. All fees accrued until the effective date of any termination of the Aggregate Working Capital Commitments shall be paid on the effective date of such termination.

2.06 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.07     Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due after any applicable grace periods, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c)  Interest  on each Loan  shall be due and  payable  in  arrears on each
Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08     Fees.  In addition to certain fees described in subsections (i) through
(k) of Section 2.03:

     (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender in accordance with its Working Capital Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Working Capital Commitments exceed the Outstanding Working Capital Amount. The Borrower shall pay to the Administrative Agent for the account of each Acquisition Facility Lender in accordance with its Acquisition Facility Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Acquisition Facility Commitments exceed the Outstanding Amount of Acquisition Facility Loans. The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears within fifteen (15) days of the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the end of the Availability Period. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Fleet National Bank's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10     Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11     Payments Generally; Administrative Agent's Clawback.

     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its applicable share as provided herein of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

     (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13 Borrowing Base Reporting. The Borrowing Base Reports are subject to the procedures set forth on Schedule 2.13. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall have the right to conduct a field examination of the Borrower's operations from time to time and, if it deems such action necessary, shall have the right to adjust the Borrowing Base to reflect the result of such field examination.

ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the
Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04     Increased Costs; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) Increased Costs Generally. If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

     (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

     (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within five (5) days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06     Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b)  Replacement  of Lenders.  If any Lender  requests  compensation  under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

     (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

     (iii) each Security Document listed in the Security Schedule;

     (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

     (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower, each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Change and each jurisdiction in which such Loan Party owns property subject to the Security Documents;

     (vi) a favorable opinion of (i) Jenkens & Gilchrist, a Professional Corporation, special Texas counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request and (ii) local counsel for the states of Alabama, Florida, Louisiana and Mississippi satisfactory to Administrative Agent;

     (vii) A certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

     (viii) The Initial Financial Statements;

     (ix) Financial projections for Borrower and its Subsidiaries through May 2008, in form and substance reasonably satisfactory to Administrative Agent;

     (x) Certificates or binders evidencing Loan Parties' insurance in effect on the date hereof naming Administrative Agent as loss payee and additional insured;

     (xi) A certificate signed by the chief executive officer of General Partner in form and detail acceptable to Administrative Agent confirming the insurance that is in effect as of the date hereof and certifying that such insurance is customary for the businesses conducted by Loan Parties and is in compliance with the requirements of this Agreement;

     (xii) Certificates from the chief financial officer of General Partner, in substantially the form of Exhibit J hereto, attesting to the Solvency of each Loan Party before and after giving effect to the transactions contemplated by this Agreement;

     (xiii) A Risk Management Policy, satisfactory to Required Lenders shall have been adopted by Loan Parties (the "Risk Management Policy");

     (xiv) The Borrowing  Base (based on the Borrowing Base Report as of May 25,
2004) shall be at least $15,000,000 more than the initial Outstanding Working Capital Amount on the Closing Date after giving effect to the Working Capital Loans and Letters of Credit requested for such date, and General Partner shall have delivered to the Administrative Agent a Borrowing Base Report in reasonable detail demonstrating compliance with this requirement;

     (xv) A certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a), (b), (c), and

(d) have been satisfied, and (B) that there has been no event or circumstance since the date of the Initial Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Change;

     (xvi) A duly completed Compliance Certificate as of the last day of the Fiscal Quarter of the Borrower most recently ended prior to the Closing Date, signed by a Responsible Officer of the Borrower;

     (xvii) The Administrative Agent shall have received evidence satisfactory to it that (i) all Loans (as defined in the Existing Credit Agreement) of the Lenders (as defined in the Existing Credit Agreement) which will not execute and deliver an Addendum (and will not have a Commitment hereunder) with respect to this Agreement ("Exiting Lenders") shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable to such Exiting Lenders under the Existing Credit Agreement to but excluding the Closing Date, and (ii) the commitments under the Existing Credit Agreement of such Exiting Lenders shall have been or shall concurrently be terminated; and

     (xviii)  Such  other  assurances,  certificates,   documents,  consents  or
opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) All interest and all fees in respect of letters of credit or commitments under the Existing Credit Agreement accrued through the Closing Date shall have been paid.

         Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of

Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit
Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02.

     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

     (c) No Material Adverse Change shall have occurred to, and no event or circumstances shall have occurred that could reasonably be expected to cause a Material Adverse Change to, Genesis Energy, L.P.'s or Borrower's Consolidated financial condition or businesses since the date of the Initial Financial Statements.

     (d) Each Loan Party shall be Solvent.

     (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any law and shall not subject any Lender or any L/C Issuer to any penalty or other onerous condition under or pursuant to any such law.

     (f) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (g) Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in Section 4.01 (including opinions of legal counsel for Loan Parties and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent in form, substance and date.

         Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b), (c) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower, General Partner and Genesis Energy, L.P. represent and warrant to the Administrative Agent and the Lenders that:

5.01 No Default. No Loan Party is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default. No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

5.02 Organization and Good Standing. Each Loan Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Loan Party is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not cause a Material Adverse Change.

5.03 Authorization. Each Loan Party has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

5.04 No Conflicts or Consents. The execution and delivery by the various Loan Parties of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the Organization Documents of any Loan Party or any of its Affiliates, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Loan Party or any of its Affiliates, (ii) result in the acceleration of any Indebtedness owed by any Loan Party or any of its Affiliates, or (iii) result in or require the creation of any Lien upon any assets or properties of any Loan Party or any of its Affiliates except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents or disclosed in Schedule 5.04, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by any Loan Party of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

5.05 Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Loan Party which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

5.06 Initial Financial Statements. Genesis Energy, L.P. and Borrower have heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Genesis Energy, L.P.'s and Borrower's Consolidated financial position at the date thereof and the Consolidated results of

Genesis Energy, L.P.'s and Borrower operations for the periods thereof, and in the case of the annual Initial Financial Statements, Consolidated cash flows for the period thereof. Since the date of the annual Initial Financial Statements, no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Schedule 5.06. All Initial Financial Statements were prepared in accordance with GAAP.

5.07 Other Obligations and Restrictions. No Loan Party has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Genesis Energy, L.P. or Borrower or material with respect to Genesis Energy, L.P.'s or Borrower's Consolidated financial condition and not shown in the Initial Financial Statements, disclosed in Schedule 5.07 or otherwise permitted under Section 7.01. Except as shown in the Initial Financial Statements or disclosed in Schedule 5.07, no Loan Party is subject to or restricted by any franchise, deed, charter restriction, or other instrument or restriction or Contractual Obligation which could cause a Material Adverse Change. Each Loan Party has paid all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, except to the extent that any of the foregoing is not yet due or is being in good faith contested as permitted by Section 6.07.

5.08 Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Loan Party to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading as of the date made or deemed made. All written information furnished after the date hereof by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect in light of the circumstances in which made, or based on reasonable estimates on the date as of which such information is stated or certified. There is no fact known to any Loan Party that is not shown in the Initial Financial Statements or disclosed in Schedule 5.08 which could reasonably be expected to cause a Material Adverse Change.

5.09 Litigation. Except as disclosed in the Initial Financial Statements or in
Schedule 5.09: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Loan Party threatened, against any Loan Party or affecting any Collateral (including, without limitation, any which challenge or otherwise pertain to any Loan Party's title to any Collateral) before any Governmental Authority which could reasonably be expected to cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority against any Loan Party or any Loan Party's stockholders, partners, directors or officers or affecting any Collateral which could reasonably be expected to cause a Material Adverse Change.

5.10 Labor Disputes and Acts of God. Except as disclosed in Schedule 5.10, neither the business nor the properties of any Loan Party has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to cause a Material Adverse Change.

5.11 Pension Plans and Liabilities. All currently existing Pension Plans are listed in Schedule 5.11. Except as disclosed in the Initial Financial Statements or in Schedule 5.11, no ERISA Event has occurred with respect to any Pension Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in Schedule 5.11: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Code exists with respect to any Pension Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA of each Pension Plan does not exceed $250,000.

5.12 Compliance with Laws. Except as set forth in Schedule 5.12, each Loan Party has all permits, licenses and authorizations required in connection with the conduct of its businesses, except where the failure to have such permits, licenses and authorizations would not result in a Material Adverse Change. Each Loan Party is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, and no Loan Party is aware of any facts or circumstances that could reasonably be expected to result in non-compliance as described in this Section 5.12, except where the failure to be in compliance would not result in a Material Adverse Change. Without limiting the foregoing, each Loan Party (i) has filed and maintained all tariffs applicable to its business with each applicable commission and (ii) all such tariffs are in compliance with all Laws administered or promulgated by each applicable commission and (iii) has imposed charges on its customers in compliance with such tariffs or otherwise in compliance with law. As used herein, "commission" includes the Federal Energy Regulatory Commission, the Texas Railroad Commission and each other US federal, state, or local governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any Loan Party or its properties.

5.13 Environmental Laws. As used in this section: "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. ss. 9601(22). Without limiting the provisions of Section 5.12 and except as set forth in Schedule 5.13:

     (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed and, to the knowledge of any Loan Party, none are threatened, no penalty has been assessed and, to the knowledge of any Loan Party, none are threatened, and no investigation or review is pending or threatened by any Governmental Authority or any other Person with respect to any of the following (i) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Loan Party or on any property owned or operated by any Loan Party, (ii) any remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, (iii) any alleged failure by any Loan Party to have, or to be in compliance with, any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release, or (iv) any allegation of any non-compliance with any Environmental Law.

     (b) No Loan Party otherwise has any known material contingent  liability in
connection  with  any  alleged  generation,   treatment,   storage,   recycling,
transportation, disposal, or Release of any Hazardous Materials.

     (c) No Loan Party has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Loan Party to an extent that such handling has caused, or could cause, a Material Adverse Change.

     (d) Except as would not be reasonably  expected to cause a Material Adverse
Change:

     (i) no PCBs are or have been present at any properties now or previously owned, operated or leased by any Loan Party;

     (ii) no asbestos is or has been present at any properties now or previously owned, operated or leased by any Loan Party;

     (iii) there are no underground storage tanks, active or abandoned, at any properties now or previously owned, operated or leased by any Loan Party; and

     (iv) no Hazardous Materials have been Released at, on or under any properties now or previously owned, operated or leased by any Loan Party.

     (e) No Loan Party has transported or arranged for the transportation or disposition of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, any location listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or any location listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Loan Party for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

     (f) No property now or previously owned, operated or leased by any Loan Party is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

     (g) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned, operated or leased by any Loan Party, and no government actions of which Borrower is aware have been taken or are threatened which could subject any of such properties to such Liens; nor would any Loan Party be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

     (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses for surface water, ground water, soil contamination or natural resource damages relating to the Release of Hazardous Materials conducted by or which are in the possession of any Loan Party in relation to any properties or facility now or previously owned, operated or leased by any Loan Party which have not been made available to Administrative Agent.

     (i) All Loan Parties are conducting their businesses in material compliance with all applicable Environmental Laws, and all past non-compliance with such Environmental Laws have been resolved without ongoing obligations or costs; and no Loan Party has filed any notice under any Law indicating that any such Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any such Person.

     (j) Schedule 5.13 sets out (i) the amounts expended by Loan Parties through April 30, 2004 to pay (x) vendors, (y) spill claimants, and (z) clean up costs incurred in connection with the Pipeline Release (collectively, the "Spill Costs"), (ii) the estimated amount of additional Spill Costs which will be incurred by the Loan Parties in the future, (iii) the amount of insurance payments received by Loan Parties through April 30, 2004 to pay for Spill Costs, and (iv) the estimated amount of future insurance payments that the Loan Parties anticipate receiving to pay for Spill Costs.

5.14 Names and Places of Business. No Loan Party has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Schedule 5.14. Except as otherwise indicated in Schedule 5.14, the chief executive office and principal place of business of each Loan Party are (and since the dates of initial formation of such Loan Parties have been) located at the address of Borrower set out in Section 10.02. Except as indicated in Schedule 5.14 or otherwise disclosed in writing to the Administrative Agent, no Loan Party has any other office or place of business.

5.15 Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in
Schedule 5.15 or disclosed to Administrative Agent in writing. Neither Borrower nor any Loan Party is a member of any general or limited partnership, limited liability company, corporation, joint venture or association of any type whatsoever except those listed in Schedule 5.15 or disclosed to Administrative Agent in writing. Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Schedule 5.15 or as disclosed to Administrative Agent in writing.

5.16 Title to Properties; Licenses. Each Loan Party has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Loan Party's business. Each Loan Party possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, except to the extent that such failure to possess could not reasonably be expected to cause a Material Adverse Change, and no Loan Party is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

5.17     Government Regulation.

     (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b) Neither Borrower nor any other Loan Party owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

5.18 Insider. No Loan Party, nor any Person having "control" (as that term is defined in 12 U.S.C. ss. 375b(9) or in regulations promulgated pursuant thereto) of any Loan Party, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

5.19 Solvency. Upon giving effect to the issuance of the Notes, the execution of this Agreement and the other Loan Documents by Borrower and each Guarantor and the consummation of the transactions contemplated hereby and thereby, (i) Borrower and each Guarantor will be Solvent and the sum of Borrower's and each Guarantor's absolute and contingent liabilities, including the Obligations or Guarantees, shall not exceed the fair market value of such Loan Party's assets, and (ii) Borrower's and each Guarantor's capital should be adequate for the businesses in which such Loan Party is engaged and intends to be engaged. Neither Borrower nor any Loan Party has incurred (whether under the Loan Documents or otherwise), nor does any Loan Party intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

5.20 Credit Arrangements. Except as set forth on Schedule 5.20, no Affiliate of any Loan Party is party to or subject to any credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) that creates by a covenant of such Affiliate or otherwise, any limitation or restriction of any action of any Loan Party or any obligation that any Loan Party be caused to take any action.

5.21 Real Property. Set forth on Part I of Schedule 5.21 hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (other than

Injection Stations), showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens and other Liens created or permitted by the Loan Documents. Set forth on Part II of Schedule 5.21 hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee (other than Injection Stations), showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

5.22 Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Parties operate.

ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower, General Partner and Genesis Energy, L.P., covenant and agree:

6.01 Payment and Performance. Each Loan Party will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed in the Loan Documents to which it is a party.

6.02 Books, Financial Statements and Reports. Each Loan Party will at all times maintain full and accurate books of account and records. Genesis Energy, L.P. and Borrower will maintain and will cause their Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender at Loan Parties' expense:

     (a) As soon as available, and in any event within ninety days (90) days after the end of each Fiscal Year (i) complete Consolidated financial statements of Genesis Energy, L.P. and of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Deloitte & Touche LLP, or other independent certified public accountants selected by General Partner and acceptable to Required Lenders, stating that such Consolidated financial statements have been so prepared and
(ii) supporting unaudited balance sheets and statements of income of each other Loan Party. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings for such Fiscal Year. Such Consolidated financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year, Genesis Energy, L.P. and Borrower will furnish a certificate signed by such accountants stating that in connection with their audit, nothing came to their attention to cause them to believe that Genesis Energy, L.P. or Borrower failed to comply with the terms, covenants, provisions or conditions of Article VII insofar as they relate to accounting matters, with the proviso that such audit was not directed primarily toward obtaining knowledge of such non-compliance.

     (b) As soon as available, and in any event within sixty (60) days after the end of the first three Fiscal Quarters of each Fiscal Year (i) Genesis Energy, L.P.'s and Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Genesis Energy, L.P.'s and Borrower's earnings and cash flows for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and
(ii) supporting balance sheets and statements of income of each other Loan Party, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Genesis Energy, L.P. and Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a Compliance Certificate signed by the Responsible Officer of General Partner stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 through 7.15, inclusive and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

     (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Genesis Energy, L.P. to its unit holders and all registration statements, periodic reports and other statements and schedules filed by Genesis Energy, L.P. with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         Documents required to be delivered pursuant to Section 6.02(a), (b) or
         (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on
         Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the General Partner shall be required to provide paper copies of the

         Compliance Certificates required by Sections 6.02(a) and (b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     (d) As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a business and financial plan for Genesis Energy, L.P. (in form reasonably satisfactory to Administrative Agent), prepared or caused to be prepared by a Responsible Officer of General Partner, setting forth for the first year thereof, quarterly financial projections and budgets for Genesis Energy, L.P., and thereafter yearly financial projections during the Availability Period.

     (e) On or about the twenty-sixth (26th) (but no later than the twenty-eighth (28th)) day of each calendar month a Borrowing Base Report in the form of Exhibit G duly completed by an Responsible Officer of General Partner and conforming with the requirements of Section 2.13 and an accounts payable aging report, and (ii) on or before the last day of each calendar month, a statement in form satisfactory to Administrative Agent reconciling the Borrowing Base Report delivered on or about the 26th day of the preceding calendar month with actual results for the preceding calendar month, conforming with the requirements of Section 2.13.

     (f) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a report setting forth for such month aggregate volumes, prices and margins for all marketing activities of Loan Parties in form satisfactory to Administrative Agent.

     (g) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, an environmental compliance certificate signed by the Responsible Officer of General Partner in the form attached hereto as
Exhibit I. Further, if requested by Administrative Agent, Loan Parties shall permit and cooperate with an environmental and safety review made in connection with the operations of Loan Parties' properties one time during each Fiscal Year, by consultants selected by Administrative Agent which review shall, if requested by Administrative Agent, be arranged and supervised by environmental legal counsel for Administrative Agent, all at Loan Parties' cost and expense. The consultant shall render a verbal or written report, as specified by Administrative Agent, based upon such review at Loan Parties' cost and expense and a copy thereof will be provided to Loan Parties.

     (h) Concurrently with the annual renewal of Loan Parties' insurance policies, Loan Parties shall at their own cost and expense, if requested by Administrative Agent in writing, cause a certificate or report to be issued by Administrative Agent's professional insurance consultants or other insurance consultants satisfactory to Administrative Agent certifying that Loan Parties' insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

     (i) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a Consolidated statement of Genesis Energy, L.P.'s earnings for such calendar month in form satisfactory to Administrative Agent.

     (j) As soon as available, and in any event no later than the time of delivery of the financial statements under Section 6.02(b), reports of commodity price-risk mitigation activities (which shall include all Lender Hedging Obligation positions), plant operating statements, capital expenditures, and other acquisitions and divestitures of Loan Parties, in form satisfactory to Administrative Agent.

     (k) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a report on a mark to market basis of all Floating Price Contracts as of the close of business on the last day of such calendar month, and together with such report a complete list of all net realized losses on any Floating Price Contracts for the prior twelve months in form reasonably satisfactory to Administrative Agent.

6.03 Other Information and Inspections. Each Loan Party will furnish to each Lender any information which Administrative Agent or any Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Loan Parties' businesses and operations. Each Loan Party will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Loan Party's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Loan Party shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and, upon prior notice to Borrower, its representatives. Without limitation of the foregoing, within one hundred twenty (120) days after the end of each Fiscal Year, and in addition once during each Fiscal Year, if requested by Administrative Agent at the instruction of Required Lenders, Borrower shall permit commercial financial examiners appointed by Administrative Agent to conduct a commercial finance examination of the business and assets of Loan Parties and in connection with such examination to have full access to and the right to examine, audit, make abstracts and copies from, and inspect Loan Parties' records, files, books of account and all other documents, instruments and agreements to which a Loan Party is a party. Borrower shall pay all reasonable costs and expenses of Administrative Agent associated with any such examination.

6.04 Notice of Material Events and Change of Address. Each Loan Party will notify each Lender, not later than five (5) Business Days after any executive officer of Loan Parties has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:

     (a) the occurrence of any Material Adverse Change,

     (b) the occurrence of any Default,

     (c) the acceleration of the maturity of any Indebtedness owed by any Loan Party or of any default by any Loan Party under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

     (d) the occurrence of any ERISA Event,

     (e) Under any Environmental Law, any claim of $250,000 or more, any notice of potential liability which might exceed such amount, or any other material adverse claim asserted against any Loan Party or with respect to any Loan Party's properties taken as a whole,

     (f) of any material change in accounting policies or financial reporting practices by any Loan Party, and

     (g) the filing of any suit or proceeding, or the assertion in writing of a claim against any Loan Party or with respect to any Loan Party's properties in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

         Upon the occurrence of any of the foregoing, Loan Parties will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default, or ERISA Event to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Loan Parties will also notify Administrative Agent and Administrative Agent's counsel in writing at least twenty Business Days prior to the date that any Loan Party changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

6.05 Maintenance of Properties. Each Loan Party will maintain, preserve, protect, and keep all Collateral and all other material property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

6.06 Preservation of Existence, Etc. Each Loan Party will (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to cause a Material Adverse Change; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to cause a Material Adverse Change.

6.07 Payment of Trade Liabilities, Taxes, Etc. Each Loan Party will (a) timely file all required tax returns including any extensions; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within one hundred twenty (120) days after the date such goods are delivered or such services are rendered, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Loan Party may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate cash reserves therefor which are required by GAAP. 6.08 Insurance. Each Loan Party shall at all times maintain insurance for its property in accordance with
Schedule  6.08  which  insurance  shall be by  financially  sound and  reputable insurers not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates. Each Loan Party will maintain any additional insurance coverage as described in the respective Security Documents. Borrower shall maintain, or cause to be maintained, with an insurer reasonably acceptable to Agent, flood insurance sufficient for Lenders to comply with Regulation H of the FRB. Upon demand by Administrative Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Administrative Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Administrative Agent, and (c) to provide for any other matters specified in any applicable Security Document or which Administrative Agent may reasonably require. Each Loan Party shall at all times maintain insurance against its liability for injury to persons or property in accordance with Schedule 6.08, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Loan Party shall at all times maintain liability insurance in accordance with Schedule 6.08.
6.09 Performance on Borrower's Behalf. If any Loan Party fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same after notice of such payment by Administrative Agent is given to Borrower. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

6.10 Interest. Borrower hereby promises to each Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

6.11 Compliance with Agreements and Law. Each Loan Party will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, and franchise, and each agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Loan Party will conduct its business and affairs in compliance with all Laws applicable thereto and will maintain in good standing all licenses that may be necessary or appropriate to carry on its business.

6.12     Environmental Matters; Environmental Reviews.

     (a) Each Loan Party will comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party as well as all Contractual Obligations and agreements with respect to environmental remediation or other environmental matters and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

     (b) Each Loan Party will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Loan Party, or of which it has notice, pending or threatened against any Loan Party, the potential liability of which exceeds $250,000 or would cause a Material Adverse Change if resolved adversely against any Loan Party, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

     (c) Each Loan Party will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Loan Party in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location, the potential liability of which exceeds $250,000 or would cause a Material Adverse Change if resolved adversely against any Loan Party.

6.13 Evidence of Compliance. Subject to the last sentence of Section 6.03, each Loan Party will furnish to each Lender at such Loan Party's expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

6.14 Agreement to Deliver Security Documents. Loan Parties will deliver to further secure the Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, flood hazard certification, title searches, title insurance, surveys, security agreements, financing statements and other Security Documents in form and substance reasonably satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Loan Party.

6.15 Perfection and Protection of Security Interests and Liens. Each Loan Party will from time to time deliver to Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Loan Parties in form and substance reasonably satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

6.16 Bank Accounts; Offset. To secure the repayment of the Obligations, each Loan Party hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Loan Party now or hereafter held or received by or in transit to any Lender from or for the account of such Loan Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Loan Party with any Lender, and (c) any other credits and claims of such Loan Party at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time during the continuance of any Event of Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to any Loan Party), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

6.17 Guarantees of Subsidiaries. Each Subsidiary of General Partner or Genesis Energy, L.P. (other than Borrower) now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent a Guaranty. Each Subsidiary of General Partner or Genesis Energy L.P. (other than Borrower) existing on the date hereof shall duly execute and deliver such a Guaranty prior to the making of any Loan hereunder. General Partner and Genesis Energy L.P. will cause each of its Subsidiaries to deliver to Administrative Agent, simultaneously with its delivery of such a Guaranty, written evidence satisfactory to Administrative Agent and its counsel that such Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and any other documents which it is required to execute.

6.18 Compliance with Agreements. Each Loan Party shall observe, perform or comply with any agreement with or Contractual Obligation to any Person or any term or condition of any instrument, if such agreement, Contractual Obligation or instrument is materially significant to such Loan Party or to Loan Parties on a Consolidated basis or materially significant to any Guarantor, unless any such failure to so observe, perform or comply is remedied within the applicable period of grace (if any) provided in such agreement or instrument or unless such failure to so observe, perform or comply would not reasonably be expected to cause a Material Adverse Change.

6.19 Rents. By the terms of the various Security Documents, certain Loan Parties are and will be assigning to Administrative Agent, for the benefit of Lenders, all of the "Rents" (as defined therein) accruing to the property covered thereby. Notwithstanding any such assignments, so long as no Default has occurred and is continuing, (i) such Loan Parties may continue to receive and collect from the payors of such Rents all such Rents, subject, however, to the

Liens created under the Security Documents, which Liens are hereby affirmed and ratified, and free and clear of such Liens, use the proceeds of the Rents, and
(ii) Administrative Agent will not notify the obligors of such Rents or take any other action to cause proceeds thereof to be remitted to Administrative Agent. Upon the occurrence of a Default, Administrative Agent may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Rents then held by such Loan Parties or to receive directly from the payors of such Rents all other Rents until such time as such Default is no longer continuing. If Administrative Agent shall receive any Rent proceeds from any payor at any time other than during the continuance of a Default, then it shall notify Borrower thereof and (i) upon request and pursuant to the instructions of Borrower, it shall, if no Default is then continuing, remit such proceeds to the Borrower and (ii) at the request and expense of Borrower, execute and deliver a letter to such payors confirming Loan Parties' right to receive and collect Rents until otherwise notified by Administrative Agent. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such Rents constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Rents by Administrative Agent to such Loan Parties constitute a waiver, remission, or release of any other Rents or of any rights of Administrative Agent to collect other Rents thereafter.

6.20 Operating Practices. Each Loan Party shall operate its business in a manner that is consistent with the policies and procedures approved by the board of directors of General Partner and in effect on, and delivered to Administrative Agent and Lenders prior to, the date hereof, and revisions thereto referred to in the following sentence. Borrower shall review such policies and procedures at least annually, and shall promptly recommend to the board of directors of General Partner such revisions to such policies and procedures as may be recommended by Loan Parties' or, upon consultation with Borrower and its consultants and at the request of Administrative Agent, Administrative Agent's third party consultants, with respect to adequate internal controls, and Borrower shall promptly provide a report to Lenders regarding such policies and procedures, including such policies and procedures which the board of directors of General Partner could adopt and has adopted.

6.21 Collateral Account. Borrower will established with Administrative Agent an account (as used in this Section 6.21, the "Collateral Account") in the name of Borrower and under the sole control of Administrative Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to Administrative Agent pursuant to this Section 6.21 or pursuant to any other provision of this Agreement or any other Loan Document. In the event that, at any time, the Outstanding Working Capital Amount shall exceed ninety percent (90%) of the Borrowing Base, Administrative Agent may, in its sole discretion, require Borrower to instruct all Account Debtors and other Persons obligated to make payments to Borrower on any receivables, general intangibles, instruments, or other rights to payment included within the Collateral to make such payments directly to Administrative Agent, in which case Borrower shall instruct that such payments be remitted to a post office box designated by and under the control of Administrative Agent and shall execute a lock box agreement and other documents related to the same as Administrative Agent shall request. All such payments shall be deposited into the Collateral Account. In addition to the foregoing, Borrower agrees that if any such payment is received by Borrower, Borrower shall as promptly as possible deposit such payments into the Collateral Account. Until so deposited, all such payments shall be held in trust by Borrower for Administrative Agent and shall not be commingled with any other funds or property of Borrower. So long as no Default or Event of Default shall have occurred and be continuing, collected funds on deposit in the Collateral Account shall be disbursed by Administrative Agent to an operating account in the name of Borrower maintained with Agent from time to time upon receipt of a disbursement request in forms reasonably acceptable to Administrative Agent. If an Event of Default shall have occurred and be continuing, disbursement of funds in the Collateral Account shall be made in the discretion of Administrative Agent or Required Lenders.

6.22 Use of Proceeds. The Borrower will use the proceeds of the initial Working Capital Loans to refinance indebtedness under the Existing Credit Agreement, and to pay the fees and expenses related to the closing of the transactions contemplated by the Loan Documents. Thereafter, Borrower shall use the proceeds of all future Working Capital Loans for working capital and general business purposes not in contravention of any Law or of any Loan Document. Borrower shall use the proceeds of all Acquisition Facility Loans for Capital Expenditures and Permitted Acquisitions. Borrower shall use all Letters of Credit solely for the purposes specified in Section 2.03(a)(i)(2). In no event shall the funds from any Loan or any Letter of Credit be used (i) directly or indirectly by any Person for personal, family, household or agricultural purposes, (ii) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the FRB) or (iii) to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock.

ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower, General Partner and Genesis Energy, L.P. covenant and agree:

7.01 Indebtedness. No Loan Party will in any manner owe or be liable for Indebtedness except:

     (a) the Obligations;

     (b) Indebtedness of Borrower arising under Swap Contracts (i) permitted under Section 7.03 or (ii) consisting of options, swaps, collars and similar instruments that relate to Petroleum Inventory and are either referred to in
Section 7.16(a) or permitted by Section 7.16(b) or (c);

     (c) Indebtedness of any Loan Party owing to another Loan Party;

     (d) Guarantees by Genesis Energy, L.P., Borrower or any Guarantor of trade payables of any Loan Party incurred and paid in the ordinary course of business on ordinary trade terms;

     (e) Indebtedness of any Loan Party owing in connection with deferred payments of insurance premiums, provided that all such Indebtedness of all Loan Parties shall not exceed $3,000,000 in any Fiscal Year; and

     (f) other Indebtedness of Borrower not to exceed in the aggregate principal amount of $1,000,000 at any one time outstanding.

7.02 Limitation on Liens. No Loan Party will create, assume or permit to exist
(i) any Lien upon any Accounts, inventory, cash or investment securities which constitute Collateral except (A) Permitted Inventory Liens, (B) Liens created pursuant to the Security Documents, (C) statutory Liens in respect of First Purchase Crude Payables, (D) Liens of the type described in clause (e) below in connection with any Eligible Margin Deposit to secure Swap Contracts permitted under Section 7.01 with the broker that is the holder of such Eligible Margin Deposit, (E) Liens of the type described in clauses (a), (c) and (f) below, and
(F) any other Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral or (ii) any Lien upon any of the properties or assets other than such Collateral which it now owns or hereafter acquires except the following (Liens, to the extent permitted by this Section, herein called "Permitted Liens"):

     (a) Liens created pursuant to this Agreement or the Security Documents and Liens existing on the date of this Agreement and listed in Schedule 7.02.

     (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, and for which adequate reserves are maintained on the books of any Loan Party in accordance with GAAP;

     (c) pledges or deposits of cash or securities under worker's compensation and automobile insurance policies, unemployment insurance and employee medical insurance or other social security legislation not to exceed for all such items in the aggregate $1,000,000;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, or other like Liens (including, without limitation, Liens on property of any Loan Party in the possession of storage facilities, pipelines or barges) arising in the ordinary course of business for amounts which are not more than sixty (60) days past due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, and for which adequate reserves are maintained on the books of any Loan Party in accordance with GAAP;

     (e) Liens under or with respect to accounts with brokers or counterparties with respect to Swap Contracts consisting of cash, commodities or futures contracts, options, securities, instruments, and other like assets securing only Swap Contracts permitted under Section 7.01;

     (f) deposits of cash or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Loan Party;

     (h) Liens in respect of purchase money obligations and Capital Leases relating to Indebtedness permitted under Section 7.01(f), and Liens in respect of operating leases;

     (i) rights reserved to or vested in any governmental authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

     (j) rights reserved to or vested by Law in any governmental authority to in any manner, control or regulate in any manner any of the properties of any Loan Party or the use thereof or the rights and interests of any Loan Party therein, in any manner under any and all Laws;

     (k) rights reserved to the grantors of any properties of any Loan Party, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith; and

     (l) inchoate Liens in respect of pending litigation or with respect to a judgment which has not resulted in an Event of Default under Section 8.01.

7.03 Swap Contracts. No Loan Party will be a party to or in any manner be liable on any Swap Contract, except:

     (a) Swap Contracts entered into by a Loan Party with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Loan Party that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds one hundred percent (100%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or an Affiliate of any Lender at the time such contract is entered into) at the time the contract is made has long-term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either S&P or Moody's or is otherwise acceptable to Required Lenders.

     (b) Swap Contracts relating to Petroleum Inventory which are referred to in
Section 7.16(a) or permitted by Section 7.16(b) or (c).

7.04 Limitation on Mergers, Issuances of Securities. Except as expressly provided in this section, no Loan Party will (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (b) acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business and Investments permitted under Section 7.07 hereof or (c) Dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired, except for sales or transfers not prohibited under Section 7.05 hereof. Any Person, other than Borrower, that is a Subsidiary of a Loan Party may, however, be merged into or consolidated with (i) another Subsidiary of such Loan Party, so long as a Loan Party is the surviving business entity, or (ii) such Loan Party, so long as such Loan Party is the surviving business entity. Genesis Energy, L.P. will not issue any securities other than (i) limited partnership interests and any options or warrants giving the holders thereof only the right to acquire such interests, and (ii) general partnership interests issued to the General Partner. No Subsidiary of Genesis Energy, L.P. will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities, except a direct Subsidiary of a Loan Party may issue additional shares or other securities to such Loan Party, to Genesis Energy, L.P. or to General Partner so long as (i) such Subsidiary is a Wholly Owned Subsidiary of Genesis Energy, L.P. after giving effect thereto, and (ii) such share and securities shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to Security Documents acceptable to the Administrative Agent. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

7.05 Limitation on Sales of Property. No Loan Party will Dispose of any Collateral or any of its material assets or properties or any material interest therein except:

     (a) equipment which is worthless or obsolete or no longer necessary or useful to the proper conduct of its business or which is replaced by equipment of equal suitability and value;

     (b) inventory (including pipeline linefill) which is sold in the ordinary course of business on ordinary trade terms;

     (c) sales or transfers, subject to the Security Documents, by a Person (other than Borrower) that is a Subsidiary of a Loan Party to such Loan Party or to a Wholly Owned Subsidiary of such Loan Party that is a Guarantor;

     (d) sales, transfers or other dispositions of other property by Borrower or any Subsidiary for fair consideration that are in the best interests of Borrower and do not and will not materially impair or diminish the value of any Loan Party's financial condition, business or operations; provided that:

     (i) prior to and immediately after giving effect to such proposed sale no Default or Event of Default shall exist and be continuing, and the consummation of any such transaction would not result in a violation of Section 7.11 through 7.15, calculated for such purpose as of the date on which such sale is to be consummated on a pro forma basis after giving effect to any such sale, with Consolidated EBITDA calculated as at the last day of the most recently ended Fiscal Quarter as if such sale had occurred on the first day of the relevant four quarter period;

     (ii) such sale is for consideration consisting solely of cash or of a combination of cash and notes or other deferred payments (including earn outs or other contingent payments); provided that such notes and deferred payments shall be due and payable not more than 12 months after the closing of such sale and that the aggregate amount of such notes and deferred payments outstanding at any one time shall not exceed $1,000,000;

     (iii) the proceeds of such sale, net of reasonable legal fees and other reasonable fees and expenses customarily incurred in connection with such sale (the "Net Sale Proceeds"), shall have been applied as follows: (x) within one hundred twenty (120) days after the date of such receipt of Net Sale Proceeds to a Permitted Reinvestment, or (y) to the extent Net Sale Proceeds have not been applied pursuant to the immediately preceding clause (x), such amount (the
"Excess Sale Proceeds") shall have been applied to prepay the Acquisition Facility Loans and Working Capital Loans as provided in Section 2.04 (as used herein, "Permitted Reinvestment" means capital assets that will become a part of the Loan Parties' Petroleum Inventory marketing, gathering, transmission, processing, treating and pipeline operations, excluding Maintenance Capital Expenditures, and well hook up costs);

     (iv) upon receipt of Net Sale Proceeds by a Loan Party and until the application thereof as provided in clause (iii) (x) or (y) (such amount herein called the "Unused Proceeds Amount"), such Loan Party shall either, or in combination equal to the total of such Net Sale Proceeds, both (A) maintain such Net Sale Proceeds in a segregated account with Administrative Agent or (B) apply such Net Sale Proceeds to prepay the Working Capital Loans but without reduction of the Aggregate Working Capital Commitment; and

     (v) Administrative Agent shall have received an officer's certificate, satisfactory to Administrative Agent, at least 30 days prior to the consummation of such sale setting forth in reasonable detail satisfaction of the requirements of clauses (i) and (ii) of this Section 7.05(d) and the calculation of the projected Net Sale Proceeds.

Any proceeds of insurance in respect of casualty to property that Borrower has determined (which determination must be made with reasonable promptness following such casualty) will not be applied to the repair or replacement thereof in accordance with the Security Documents shall be treated as Net Sale Proceeds upon such determination. No Loan Party will sell, transfer or otherwise dispose of capital stock of or interest in any of its Subsidiaries except to Borrower or a Wholly Owned Subsidiary of Borrower. No Loan Party will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income. So long as no Default then exists, Administrative Agent will, at Borrower's request and expense, execute a release, satisfactory to

Borrower and Administrative Agent, of any Collateral so sold, transferred, leased, exchanged, alienated or disposed of pursuant to clauses (a), (b) or (d) of this Section.

7.06 Limitation on Dividends and Redemptions. No Loan Party will declare or pay any Restricted Payment in respect of, any class of its capital stock or any partnership, limited liability company or other interest in it, nor will any Loan Party directly or indirectly make any capital contribution of any nature to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership or limited liability company interests in any Loan Party (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Loan Party, while any Loan or Commitment hereunder is outstanding; provided that (a) any Subsidiary of Borrower may make Restricted Payments to Borrower if at time such distribution is made no Default exists or would exist after giving effect to such distribution and (b) Genesis Energy L.P. shall be permitted to make distributions to its general and limited partners (and Borrower may make distributions to Genesis Energy, L.P. for such purpose) to the extent required, as of the date hereof, by the Partnership Agreement if, at the time such distribution is made: (i) no Default exists, or would exist after giving effect to such distribution, and (ii) the Borrower is not aware of any event or circumstance that exists, or is likely to occur in the future, that would result in a Default. No such distribution shall be made until 5 Business Days after the Borrower has available to it the financial statements contemplated by Section 6.02(a) or (b) for the Fiscal Quarter most recently ended prior to the date of such distribution and a Responsible Officer of the Borrower delivers to the Administrative Agent a certificate that the above conditions have been satisfied.

7.07 Limitation on Investments and New Businesses. No Loan Party will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations or the business or operations of any Permitted Investment, or (c) make any acquisitions of or capital contributions to or other Investments in any Person, or make any acquisitions of material properties or assets of another Person other than Permitted Investments. All transactions permitted under the foregoing subsections (a) through (c), inclusive, are subject to Section 7.05. General Partner will not engage in any business other than the ownership of Genesis Energy, L.P. and Borrower.

7.08 Limitation on Credit Extensions. Except for Permitted Investments and Swap Contracts permitted under Section 7.03(b) hereof, no Loan Party will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business or to another Loan Party in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

7.09 Transactions with Affiliates. No Loan Party will engage in any material transaction with any of its Affiliates except: (a) transactions among Borrower and Wholly Owned Subsidiaries of Borrower, subject to the other provisions of this Agreement, and (b) transactions entered into in the ordinary course of business of such Loan Party on terms which are no less favorable to such Loan Party than those which would have been obtainable at the time in arm's-length transactions with Persons other than such Affiliates.

7.10 Prohibited Contracts. Except as expressly provided for in the Loan Documents and as described in Schedule 7.10, no Loan Party will, directly or indirectly, enter into, create, or otherwise allow to exist any Contractual Obligation or other consensual restriction on the ability of any Subsidiary of Genesis Energy, L.P., including but not limited to Borrower and any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower or Genesis Energy, L.P., (b) redeem Equity Interests held in it by Borrower or Genesis Energy, L.P., (c) repay loans and other indebtedness owing by it to Borrower or Genesis Energy, L.P., or (d) transfer any of its assets to Borrower or Genesis Energy, L.P. No Loan Party will, directly or indirectly, enter into, create, or otherwise allow to exist any Contractual Obligation or other consensual restriction on the ability of any Loan Party to create Liens on any of its assets or property to secure the Obligations. No Loan Party will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it other than contracts for pipeline capacity or for services in either case reasonably anticipated to be utilized in the ordinary course of business. No Loan Party will amend or permit any amendment to any Contractual Obligation or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA that is subject to Title IV of ERISA.

7.11 Current Ratio. The ratio of (i) the sum of Genesis Energy, L.P.'s Consolidated current assets plus the unutilized amount available for Loans hereunder pursuant to Section 2.01 to (ii) Genesis Energy, L.P.'s Consolidated current liabilities will never be less than 1.1 to 1.0. For purposes of this section, Genesis Energy, L.P.'s Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation.

7.12 Leverage Ratio. (a) At the end of each Fiscal Quarter, (b) on each date on which General Partner declares a distribution permitted under Section 7.06 and
(c) on the date of each Permitted Acquisition, both immediately prior to and after giving effect to the consummation thereof, the ratio of (i) Consolidated Funded Indebtedness on the date of determination to (ii) Consolidated EBITDA for the four Fiscal Quarter period most recently ended prior to the date of determination for which financial statements contemplated by Section 6.02(a) or
(b) are available to Borrower shall not exceed 3.5 to 1.0. For purposes of this
Section 7.12, if, since the beginning of the four Fiscal Quarter period ending on the date for which Consolidated EBITDA is determined, any Loan Party shall have made any asset disposition or acquisition, shall have consolidated or merged with or into any Person (other than another Loan Party), or shall have made any disposition or acquisition of a Loan Party, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the disposition, acquisition, consolidation or merger had occurred on the first day of such period. Such pro forma effect shall be determined (i) in good faith by a Responsible Officer of Borrower, and (ii) without giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated EBITDA, except with the consent of Required Lenders.

7.13 Cash Flow Coverage Ratio. The ratio of (a) the remainder of Consolidated EBITDA minus Maintenance Capital Expenditures for the period of four consecutive Fiscal Quarters then most recently ended to (b) the sum of Interest Expense for such period plus

Distributions with respect to such period plus current maturities of long term indebtedness shall never be less than 1.1 to 1.0. For the purposes of this
Section 7.13, "Distributions" means distributions by Genesis Energy, L.P. to its general and limited partners made with respect to such period of four Fiscal Quarters where, for such purpose, distributions made during any Fiscal Quarter shall be deemed to have been made with respect to the immediately preceding Fiscal Quarter.

7.14 Funded Indebtedness to Capitalization Ratio. The ratio of (a) all Consolidated Funded Indebtedness to (b) the sum of Consolidated Funded Indebtedness plus Consolidated Net Worth will never be greater than 0.65 to 1.0 at any time.

7.15 Minimum EBITDA. Consolidated EBITDA for each period of four consecutive Fiscal Quarters ending after the date hereof shall never be less than $8,500,000.

7.16     Open Position; Certain Permitted Financial Instruments; NYMEX
Transactions.

     (a) Open Position. No Loan Party shall at any time have any Open Positions; provided, however, that Borrower may have:

     (i) Physical inventories of Petroleum Inventory (A) consisting of tank bottoms and pipeline linefill requirements of up to 200,000 barrels in the aggregate at any time, and (B) excess inventory of up to 200,000 barrels in the aggregate at any time resulting from crude gathering receipts in excess of scheduled quantities, provided that Borrower shall establish an Offsetting Position with respect to such quantities within five business days following identification of such inventory, but in any event not later than the 20th day following the month in which such excess volumes were received.

     (ii) Floating Price Contracts to purchase or sell Petroleum Inventory in the Current Trading Month; provided that, such Floating Price Contracts either
(A) have an Offsetting Position by the 26th day of the month preceding the month of receipt or delivery, or (B) are scheduled to be stored in pipelines Currently Approved by Required Lenders and are hedged in the delivery month with NYMEX contracts; and further provided that such Floating Price Contracts relating to the sale of Petroleum Inventory for the Current Trading Month do not exceed purchases by more than 10,000 barrels per day.

     (iii) Floating Price Contracts to purchase or sell Petroleum Inventory to be received or delivered after the Current Trading Month, but within the twelve months following the Current Trading Month provided that (A) such contracts are at the then market price and (B) at any point in time the sum of (x) net realized losses relating to such contracts and (y) mark to market exposure relating to such contracts does not, at any time, exceed $1,000,000.

         As used herein, "Current Trading Month" means (i) with respect to the first twenty-five days of any calendar month, the next following calendar month and (ii) with respect to the period from the 26th day of a calendar month through the last day of such month, the second calendar month next following such month (for example, for the period from January 26th through February 25th, the Current Trading Month is March), "Floating Price Contract" means (i) a purchase or sale contract based upon a daily index such as a posted price or NYMEX price from time to time in effect during the delivery month and (ii) a NYMEX spread transaction in which the length of time between the offsetting purchase and sale obligations do not exceed twelve months.

     (b) Certain Permitted Financial Instruments. No Loan Party will write (i.e.
sell) or otherwise participate in any swap, collar or similar agreement relating to Petroleum Inventory, or write (i.e. sell) any option, unless, with respect thereto, (i) such Loan Party has an Offsetting Position in crude volumes and
(ii) the counter-party (or guarantor to the obligations of such counter-party) at the time such financial instrument is made (A) has one or more long term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either S&P or Moody's, or (B) is a Lender or an Affiliate of a Lender, or (C) is listed in Schedule 7.16.

     (c) NYMEX Transactions. No Loan Party will convert a NYMEX position to a physical position by way of an "exchange for physicals" or an "alternative delivery procedure" unless the credit extended in connection with such physical position would comply with the credit requirements of the definition of "Approved Eligible Receivables."

7.17 Redelivery of Borrowing Base Report. If, at any time, the amount of any component of the Borrowing Base, listed in item "(a)" of the definition thereof, shall decrease, or if any contract related to such item is modified, sold or exchanged in any way that would negatively affect the Borrowing Base, the Borrower shall immediately (i) deliver to Administrative Agent a revised Borrowing Base Report satisfactory to Administrative Agent, which Administrative Agent shall thereafter furnish to Lenders, and (ii) make any prepayment as may be required under Section 2.04 resulting from such reduced Borrowing Base.

7.18 Deposit Accounts. No Loan Party shall at any time maintain any Deposit Account at any Bank (as such terms are defined in Article 9 of the New York Uniform Commercial Code as in effect) other than Administrative Agent, except for Deposit Accounts whose deposits do not at any time exceed the aggregate amount of $1,000,000. No proceeds of Accounts or other Collateral shall be deposited (whether by check, wire transfer or lock-box service arrangement) in any Deposit Account other than a Deposit Account maintained at Administrative Agent or an account subject to an account access control agreement satisfactory to Administrative Agent except, during a period of up to two months from the date of this Agreement, amounts not to exceed $150,000 during any month.

ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default.  Any of the following shall constitute an Event of
Default:

     (a) Any Loan Party fails to pay the principal component of any Loan or any reimbursement obligation with respect to any Letter of Credit when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Loan Party fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

     (c) Any event defined as a "default" or "event of default" under or otherwise constituting a breach of in any Loan Document occurs, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (d) Any Loan Party fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.04 or Article VII;

     (e) Any Loan Party fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrower;

     (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Loan Party in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.05 for any reason other than its release or subordination by Administrative Agent;

     (g) Any Loan Party shall default in the payment when due of any principal of or interest on any of its other Indebtedness in excess of $250,000 in the aggregate (other than Indebtedness the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of such Loan Party in accordance with GAAP), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity;

     (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code) in excess of $250,000 exists with respect to any Pension Plan or Multiemployer Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any ERISA Event occurs with respect to any Pension Plan or Multiemployer Plan and the amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA of such Pension Plan or Multiemployer Plan exceeds $250,000 (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

     (i) General Partner or any other Loan Party:

     (i) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or for all or any part of the Collateral; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property or all or any part of the Collateral is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

     (ii) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or there is issued or levied any writ or warrant of attachment or execution or similar process against all or any material part of the property of any such Person or for all or any part of the Collateral and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

     (iii) there is entered against any such Person (i) a final judgment or order for the payment of money in an aggregate amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

     (j) General Partner shall default in the payment when due of any principal of or interest on any of its Indebtedness in excess of $250,000 in the aggregate, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity;

     (k) Any Change of Control occurs;

     (l) Any Material Market Open Position Loss occurs;

     (m) Any Security Document shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien in any asset having a value in excess of $100,000;

     (n) During any twelve-month period, there shall have occurred a default in payment (and such default remains unremedied for five Business Days) of one or more Eligible Receivables in an amount exceeding $500,000 individually or $750,000 in the aggregate;

     (o) During any period of thirty (30) consecutive days, the beneficiaries of Letters of Credit shall make drafts or other demands for payment thereunder in an aggregate amount in excess of $500,000; or

     (p) A Material Adverse Change shall occur.

         Upon the occurrence of an Event of Default described in subsection
(i)(i), (i)(ii) or (i)(iii) of this section with respect to Borrower or Genesis Energy, L.P., all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Loan Party who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of L/C Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Required Lenders, Administrative Agent shall), without notice to Borrower or any other Loan Party, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder and any obligation of L/C Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Loan Party who at any time ratifies or approves this Agreement.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under
Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
                              ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Fleet National Bank, and its successors, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative
Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by Fleet National Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Manager, Syndication Agent, Documentation Agent, or Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to
Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

     (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

ARTICLE X.
                                  MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.02(a) without the written consent of each Lender;

     (b) extend or increase the Commitment or the Working Capital Percentage or the Acquisition Facility Percentage of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

     (e) change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (g) release Borrower from its obligation to pay any Lender's Note without the written consent of such Lender or release any Guarantor from the Guaranty, except a release of a Guarantor that has ceased to be a subsidiary of Borrower or Genesis Energy, L.P. in a transaction permitted under this Agreement without the written consent of each Lender;

     (h) release all or any substantial portion of the Collateral, except such releases relating to sales of property permitted under Section 7.05 without the written consent of each Lender;

     (i) amend the definition of "Borrowing Base" or any of the terms used in that definition without the written consent of each Lender; or

     (j) permit a Loan Party to make an acquisition of any other Investments in any Person other than Permitted Investments without the written consent of each lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02    Notices; Effectiveness; Electronic Communication.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

     (i) if to the Borrower, the Administrative Agent, or the L/C Issuer, to the
address,   telecopier  number,  electronic  mail  address  or  telephone  number specified for such Person on Schedule 10.02; and

     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer.

     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04    Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06    Successors and Assigns.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the

Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

     (i)  each  partial   assignment  shall  be  made  as  an  assignment  of  a
proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

     (ii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

     (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, payable by such assignor Lender (and not at Borrower's expense) to Administrative Agent and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04,

3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Fleet National Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, Fleet National Bank may upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Fleet National Bank as L/C Issuer, as the case may be. If Fleet National Bank resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

         For purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related

Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

     (d) such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14    Governing Law; Jurisdiction; Etc.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT,

ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT Corporation System, 111 eighth avenue , New York, New York 10011, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDER PARTIES A CONSENT OF CORPORATION SERVICE COMPANY AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CORPORATION SERVICE COMPANY SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO ADMINISTRATIVE AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CORPORATION SERVICE COMPANY FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO ADMINISTRATIVE AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO ADMINISTRATIVE AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

10.15 Waiver of Jury Trial. EACH PARTY HERETO AND ANY OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. BORROWER AND EACH LENDER HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

10.17    Time of the Essence.  Time is of the essence of the Loan Documents.

10.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.19    Special Provisions.

     (a) From and after the Closing Date, (i) each Exiting Lender shall cease to be a party to this Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under this Agreement with respect to the period from and after the Closing Date and, without limiting the foregoing, no Exiting Lender shall have any Commitment under this Agreement or any participation in any Letter of Credit outstanding hereunder, (iii) all Letters of Credit outstanding under the Existing Credit Agreement will be deemed outstanding under this Agreement and will be governed as if issued under this Agreement and (iv) no Exiting Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

     (b) The Lenders (which are Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, minimum amounts of prepayments of Loans (as defined in the Existing Credit Agreement), ratable reductions of the commitments of the Lenders under the Existing Credit Agreement and ratable payments on account of the principal or interest of any Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to subsection 4.01(a)(xvii).

     (c) The Lenders hereby authorize the Administrative Agent and the Borrower to request borrowings from the Lenders, to make prepayments of Loans (as defined in the Existing Credit Agreement) and to reduce commitments under the Existing Credit Agreement among the Lenders (as defined in the Existing Credit Agreement) in order to ensure that, upon the effectiveness of this Agreement, the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Applicable Percentages and that the Commitments shall be as set forth on Schedule 2.01 hereto and no such borrowing, prepayment or reduction shall violate any provisions of the Existing Credit Agreement or this Agreement. The Lenders hereby confirm that, from and after the Closing Date, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to
Section 2.03(c) shall be based upon the Working Capital Percentages of the Lenders (after giving effect to this Agreement).

     (d) The Borrower hereby terminates, effective as of the Closing Date, in full the commitments under the Existing Credit Agreement of the Exiting Lenders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BORROWER:                                         GENESIS CRUDE OIL, L.P.

                                                  By:      GENESIS ENERGY, INC.,
                                                            its general partner


                                                  By:     /s/ Ross A. Benavides
                                                          ----------------------
                                                  Ross A. Benavides
                                                  Chief Financial Officer

GUARANTOR:                                        GENESIS ENERGY, INC.


                                                  By:     /s/ Ross A. Benavides
                                                          ----------------------
                                                  Ross A. Benavides
                                                  Chief Financial Officer


                                                  GENESIS ENERGY, L.P.

                                                  By:      GENESIS ENERGY, INC.,
                                                            its general partner


                                                  By:      /s/ Ross A. Benavides
                                                           ---------------------
                                                  Ross A. Benavides
                                                  Chief Financial Officer

Address for Borrower and Guarantors:

500 Dallas Street, Suite 2500
Houston, Texas 77002
Attention: Ross A. Benavides
Telephone:  713-860-2528
Fax: 713-860-2636

FLEET NATIONAL BANK,
Administrative Agent, LC Issuer and a Lender


By: /s/ Allison Rossi
    ----------------------
    Allison Rossi
    Director

Address:

100 Federal Street
Boston, Massachusetts 02110
Attention: Allison Rossi
Mail Code: MADE 10009H
Telephone: (617) 434-9061
Fax: (617) 434-3652


BANC OF AMERICA SECURITIES LLC,
Arranger and Book Manager


By: /s/ Richard Makin
    ----------------------
    Richard Makin
    Managing Director